                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                              __________________

                                   FORM 8-K

                              __________________

                                CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(d) OF
                          THE SECURITIES ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 3, 1996

                           CORESTATES FINANCIAL CORP
              (EXACT NAME OF REGISTRANT SPECIFIED IN ITS CHARTER)

PENNSYLVANIA                  0-6879                   23-1899716
(STATE OR OTHER               (COMMISSION              (IRS EMPLOYEE
JURISDICTION OF               FILE NUMBER)             IDENTIFICATION NO.)
INCORPORATION)

                              CENTRE SQUARE WEST,
                              1500 MARKET STREET
                       PHILADELPHIA, PENNSYLVANIA  19101
             (ADDRESS OF PRINCIPAL EXECUTIVE OFFICERS) (ZIP CODE)

REGISTRANT'S TELEPHONE, INCLUDING AREA CODE: (215) 973-3806

        (FORMER NAME AND FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

ITEM 5.   OTHER EVENTS.

  As previously announced, CoreStates Financial Corp ("CoreStates") and Meridian Bancorp, Inc. ("Meridian") have entered into a definitive agreement, dated October 10, 1995, providing for CoreStates to acquire Meridian pursuant to an exchange of stock ("the Merger"). Under the terms of the agreement, each of Meridian's 55.9 million shares of common stock will be exchanged for 1.225 shares of CoreStates' common stock. CoreStates also has received an option to purchase up to 19.9% of Meridian's common stock if certain contingencies occur.

  On February 23, 1996, Meridian acquired United Counties Bancorporation ("UCB"), a $1.6 billion asset New Jersey bank holding company in a transaction accounted for as a pooling of interests ("the UCB Acquisition"). For each UCB share outstanding, 5.0 shares of Meridian's common stock were issued.

  The Merger is expected to be accounted for as a pooling of interests. All regulatory approvals have been obtained, subject to certain conditions which CoreStates is expected to fulfill.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

  (1)   Pro Forma Financial Information of CoreStates        Page
                                                             ----
        Financial Corp and Subsidiaries (Unaudited):

        (i)  Introductory Note to Pro Forma Financial        3
             Information (Unaudited)

        (ii) Pro Forma Condensed Combined Balance Sheet      4
             (Unaudited) as of December 31, 1995

        (iii)Footnotes to Pro Forma Condensed Combined       5-6
             Balance Sheet

        (iv) Pro Forma Condensed Combined Statements of      7-9
             Income (Unaudited) for three years ended
             December 31, 1995, 1994 and 1993

        (v)  Footnotes to Pro Forma Condensed Combined       10-11
             Statements of Income

  (2)   Consolidated financial statements of Meridian
        Bancorp, Inc. and subsidiaries:

        (i)  Consolidated Balance Sheets as of December      12
             31, 1995 and 1994

        (ii) Consolidated Statements of Income for the three 13
             years ended December 31, 1995

        (iii)Consolidated Statements of Changes in           14
             Shareholders' Equity for the three years ended December 31, 1995

        (iv) Consolidated Statements of Cash Flows for the   15
             three years ended December 31, 1995

        (v)  Notes to the December 31, 1995 Consolidated     16-65
             Financial Statements

        (vi) Report of KPMG Peat Marwick LLP                 66

  (3)   Consolidated financial statements of United Counties
        Bancorporation and subsidiaries:

        (i)   Consolidated Balance Sheets as of December 31, 67
              1995 and 1994

        (ii)  Consolidated Statements of Income for the      68
              three years ended December 21, 1995

        (iii) Consolidated Statements of Changes in
              Shareholders' Equity for the three years
              ended December 31, 1995                        69

        (iv)  Consolidated Statements of Cash Flows for
              the three years ended December 31, 1995        70

        (v)   Notes to the December 31, 1995 Consolidated
              Financial Statements                           71-91

        (vi)  Report of KPMG Peat Marwick LLP                92


                                  CoreStates Financial Corp
                                         (Registrant)


                                  By:      /s/ David T. Walker
                                     --------------------------------
                                              David T. Walker
                                               Counsel


Date: April 3, 1996

                        PRO FORMA FINANCIAL INFORMATION
                                  (UNAUDITED)



  The following unaudited pro forma condensed combined financial statements reflect the Merger under the application of the pooling of interests method of accounting. Under the pooling of interests method of accounting, the historical book values of the assets, liabilities and shareholders' equity of Meridian as reported on its Consolidated Balance Sheet, will be carried over onto the Consolidated Balance Sheet of CoreStates after addressing conformity issues, and no goodwill or other intangible assets will be created. CoreStates will include in its Consolidated Statement of Income the consolidated results of operations of Meridian for the entire fiscal year in which the Effective Date of the Merger occurs after addressing conformity issues and will combine and restate its results of operations for prior periods to include the reported consolidated results of operations of Meridian for prior periods after addressing conformity issues.

  The unaudited pro forma condensed combined financial statements also reflect Meridian's February 23, 1996 acquisition of UCB, which was accounted for under the pooling of interests method of accounting.

  This pro forma financial information is based on the estimates and assumptions set forth in the notes to such statements. The pro forma adjustments made in connection with the development of the pro forma financial information are preliminary and have been made solely for purposes of developing such pro forma financial information as necessary to comply with the disclosure requirements of the Commission. Where applicable, the pro forma adjustments have been separately tax effected at a 35% statutory rate. The pro forma financial information has been prepared using the historical consolidated financial statements and notes thereto. The unaudited pro forma condensed combined financial statements do not purport to be indicative of the combined financial position or results of operations of future periods or indicative of the results that actually would have been realized had the entities been a single entity during these periods.

  The Merger Agreement provides for an Exchange Ratio of 1.225 shares of CoreStates Common Stock for each share of Meridian Common Stock. The Exchange Ratio of 1.225 is subject to possible increase in certain limited circumstances. The accompanying unaudited pro forma financial information reflects an equivalent per share of Meridian Common Stock at that Exchange Ratio. The accompanying unaudited pro forma financial information also reflects the 5.0 shares of Meridian Common Stock that were issued for each share of UCB common stock in the UCB acquisition.

                  CORESTATES FINANCIAL CORP AND SUBSIDIARIES
                  PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                  (UNAUDITED)
                              DECEMBER 31, 1995
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                                     CoreStates
                                             CoreStates       Meridian       Meridian                    and            Meridian
                                                and             and         Pro Forma                 Meridian            and
                                            Subsidiaries    Subsidiaries    Adjustments               Pro Forma       Subsidiaries
                                           --------------  --------------  -------------            ------------     --------------
ASSETS
Cash and due from banks                       $2,755,636        $839,010                             $3,594,646           $839,010
Time deposits                                  1,841,799          67,461                              1,909,260             67,461
Investment securities held-to-maturity         1,015,621       1,338,548                              2,354,169          1,338,548
Investment securities available-for-sale         974,711       1,289,570                              2,264,281          1,289,570
Loans                                         21,046,535      10,163,851       $126,267  (B,I)       31,336,653         10,163,851
Allowance for loan losses                       (495,075)       (164,151)       (70,000) (C)           (729,226)          (164,151)
Federal funds sold and securities
 purchased under agreements to resell            594,868           5,069                                599,937              5,069
Trading account securities                         1,336         145,882                                147,218            145,882
Due from customers on acceptances                549,557          11,128                                560,685             11,128
Premises and equipment                           406,279         246,731                                653,010            246,731
Other assets                                     929,349         826,255        (63,829) (B,D,I)      1,691,775            826,255
                                           --------------  --------------  -------------            ------------     --------------
     Total assets                            $29,620,616     $14,769,354        ($7,562)            $44,382,408        $14,769,354
                                           ==============  ==============  =============            ============     ==============

LIABILITIES
Deposits:
 Domestic:
  Non-interest bearing                        $6,700,599      $1,966,168                             $8,666,767         $1,966,168
  Interest bearing                            13,661,766       9,180,799                             22,842,565          9,180,799
 Overseas branches and subsidiaries            1,140,068           2,879                              1,142,947              2,879
                                           --------------  --------------  -------------            ------------     --------------
     Total deposits                           21,502,433      11,149,846                             32,652,279         11,149,846
Funds borrowed                                 2,091,722       1,518,181                              3,609,903          1,518,181
Bank acceptances outstanding                     549,048          11,128                                560,176             11,128
Other liabilities                              1,399,660         270,003        127,945  (C,H)        1,797,608            270,003
Long-term debt                                 1,698,334         513,765                              2,212,099            513,765
                                           --------------  --------------  -------------            ------------     --------------
     Total liabilities                        27,241,197      13,462,923        127,945              40,832,065         13,462,923
                                           --------------  --------------  -------------            ------------     --------------

SHAREHOLDERS' EQUITY
Common stock                                     145,875         293,440       (222,251) (E)            217,064            293,440
Capital surplus                                  793,714         222,801        203,602  (E)          1,220,117            222,801
Retained earnings                              1,690,295         862,505       (135,507) (C,H)        2,417,293            862,505
Treasury Stock                                  (250,465)        (18,649)        18,649  (E)           (250,465)           (18,649)
Unallocated shares held by ESOP                    -             (53,666)                               (53,666)           (53,666)
                                           --------------  --------------  -------------            ------------     --------------
         Total shareholders' equity            2,379,419       1,306,431       (135,507)              3,550,343          1,306,431
                                           --------------  --------------  -------------            ------------     --------------
         Total liabilities and
          shareholders' equity               $29,620,616     $14,769,354        ($7,562)            $44,382,408        $14,769,354
                                           ==============  ==============  =============            ============     ==============

Book value per share (3)                          $17.24          $23.24                                 $17.16             $23.24
                                           ==============  ==============                           ============     ==============

                                                                                                   Pro Forma
                                               UCB                 UCB             Meridian         Combined
                                               and              Pro Forma           and UCB           All
                                           Subsidiaries        Adjustments         Pro Forma     Transactions
                                          --------------      -------------       ------------  --------------
ASSETS
Cash and due from banks                         $67,498                              $906,508      $3,662,144
Time deposits                                     -                                    67,461       1,909,260
Investment securities held-to-maturity          696,395                             2,034,943       3,050,564
Investment seucrities available-for-sale        304,415                             1,593,985       2,568,696
Loans                                           386,852                            10,550,703      31,723,505
Allowance for loan losses                       (11,037)                             (175,188)       (740,263)
Federal funds sold and securities
 purchased under agreements to resell           137,619                               142,688         723,556  (A)
Trading account securities                        -                                   145,882         147,218
Due from customers on acceptances                 -                                    11,128         560,685
Premises and equipment                           11,267                               257,998         664,277
Other assets                                     28,242             $1,500  (J)       855,997       1,721,517
                                          --------------      -------------       ------------  --------------
     Total assets                            $1,621,251           $  1,500        $16,392,105     $45,991,159
                                          ==============      =============       ============  ==============

LIABILITIES
Deposits:
 Domestic:
  Non-interest bearing                         $270,430                            $2,236,598      $8,937,197
  Interest bearing                            1,041,160                            10,221,959      23,883,725
  Overseas branches and subsidiaries              -                                     2,879       1,142,947
                                          --------------      -------------       ------------  --------------
     Total deposits                           1,311,590                            12,461,436      33,963,869
Funds borrowed                                   81,109                             1,599,290       3,677,012  (A)
Bank acceptances outstanding                      -                                    11,128         560,176
Other liabilities                                23,923            $16,000  (J)       309,926       1,837,531
Long-term debt                                    -                                   513,765       2,212,099
                                          --------------      -------------       ------------  --------------
     Total liabilities                        1,416,622             16,000         14,895,545      42,250,687
                                          --------------      -------------       ------------  --------------

SHAREHOLDERS' EQUITY
Common stock                                      2,531             51,210  (F)       347,181         230,231  (G)
Capital surplus                                  24,323            (73,443) (F)       173,681       1,211,571  (G)
Retained earnings (3)                           200,008            (14,500) (J)     1,048,013       2,602,801
Treasury Stock                                  (22,233)            22,233  (F)       (18,649)       (250,465) (G)
Unallocated shares held by ESOP                                                       (53,666)        (53,666)
                                          --------------      -------------       ------------  --------------
         Total shareholders' equity             204,629            (14,500)         1,496,560       3,740,472
                                          --------------      -------------       ------------  --------------
         Total liabilities and
          shareholders' equity               $1,621,251             $1,500        $16,392,105     $45,991,159
                                          ==============      =============       ============  ==============

Book value per share (3)                         $95.19                                $22.35          $17.00
                                          ==============                          ============  ==============

See footnotes to the Pro Forma Condensed Combined Balance Sheet.

            FOOTNOTES TO PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                  (UNAUDITED)



(A) Reflects elimination of intercompany Federal funds transactions between CoreStates and UCB.

(B) In connection with Statement of Financial Accounting Standards No. 114, "Accounting by Creditors for Impairment of a Loan" ("FAS 114"), CoreStates prospectively adopted effective January 1, 1995 the provisions of FAS 114 as they relate to the classification of loans previously determined to be "in substance foreclosed." In accordance with FAS 114, loans determined to be in substance foreclosed should be reclassified to loans and the charges associated with write downs against in substance foreclosed loans should be reclassified to the provision for losses on loans from non-financial expenses. As in substance foreclosed loans are immaterial to CoreStates, CoreStates' historical financial information reflects in substance foreclosed loans as a component of other real estate owned ("OREO") in other assets and the charges associated with write downs against in substance foreclosed loans in other non-financial expenses.

     Meridian adopted FAS 114 on January 1, 1995 and reclassified in substance foreclosed loans in its historical financial information from OREO/other assets to loans, and writedowns against in substance foreclosed loans from other non-financial expenses to the provision for losses on loans.

     As permitted under pooling of interests accounting, the pro forma financial information is presented as if CoreStates reclassified in substance foreclosed loans to loans, and writedowns against in substance foreclosed loans from other non-financial expenses to the provision for losses on loans for all periods presented.

     In substance foreclosed loans for UCB are immaterial.

(C) Based on a preliminary review of Meridian's loan portfolio, CoreStates has decided to take a different approach to the workout of certain assets. It is CoreStates' philosophy that this change maximizes the total value of the Merger and allows the Continuing Corporation to concentrate upon new franchise initiatives and revenue generation. In CoreStates' general experience, a strategy that involves the accelerated resolution of problem assets has been more economical than a long-term work out approach. It has been CoreStates' general experience that the costs of working out assets as well as other carrying costs typically outweigh any improvement in those assets' realized value. Furthermore, the process of working out problem assets diverts resources and management time and attention from building the business and creating long-term franchise value. CoreStates currently estimates that in connection with the change in strategic direction and to conform Meridian's consumer lending charge-off policies to those of CoreStates, CoreStates will take an addition to the allowance for possible loan losses of approximately $70 million and, accordingly, has adjusted December 31, 1995 pro forma shareholders' equity by $70.0 million, $45.5 million after-tax. Based on the preliminary review, CoreStates currently estimates that $66 million of the estimated provision relates to this change in strategy and approximates 25% to 30% of the carrying value of these assets. It is also estimated that the conforming adjustments, mostly related to consumer lending charge-off policies, will comprise approximately $4 million of the $70 million estimated provision.

     Pro forma shareholders' equity at December 31, 1995 also reflects net charges of approximately $105.0 million. These charges, which are based on preliminary review, include: $40.0 million to $60.0 million for employee severance costs; $25.0 million for the costs of consolidating and closing branches and other duplicate facilities (net of anticipated gains on branches expected to be sold); and $30.0 million for other expenses directly attributable to the Merger. Accordingly, pro forma shareholders' equity at December 31, 1995 has been reduced by $75.1 million, the net after-tax effect of the charges and expenses directly attributable to the Merger (net of anticipated gains on branches expected to be sold).

(D) Reflects deferred taxes receivable at statutory rates totaling $54.4 million related to the approximately $105.0 million of expenses directly attributable to the Merger (net of anticipated gains on branches expected to be sold) and the $70.0 million addition to Meridian's allowance for possible loan losses.

            FOOTNOTES TO PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                  (UNAUDITED)



(E) Reflects the conversion of 58.114 million outstanding shares of Meridian Common Stock on into 71.189 million shares of CoreStates Common Stock on December 31, 1995 after giving effect to the cancellation of 574 thousand shares of Meridian Common Stock held as treasury stock.

(F) Reflects the conversion of 2.150 million outstanding shares of UCB Common Stock into 10.748 million shares of Meridian Common Stock on December 31, 1995 after giving effect to the cancellation of 381 thousand shares of UCB Common Stock held as treasury stock.

(G) Reflects the conversion of 68.862 million pro forma shares of Meridian Common Stock into 84.356 million shares of CoreStates Common Stock on December 31, 1995 after giving effect to the cancellation of 574 thousand shares of Meridian Common Stock held as treasury stock.

(H) Reflects the conforming accounting adjustment related to the pro forma adoption by Meridian of the FAS 106 transitional liability of $28.8 million, $18.7 million after-tax, effective January 1, 1992. See footnote C to Pro Forma Condensed Combined Statements of Income on page 10.

(I) Loans held for sale in CoreStates' historical financial information have not exceeded the requirements for separate balance sheet disclosure and accordingly have been included in total loans. Meridian's historical financial information reflects loans held for sale as a separate caption on the balance sheet (or in other assets in a condensed balance sheet). In the pro forma financial information, combined loans held for sale do not exceed the requirements for separate balance sheet disclosure and therefore Meridian's loans held for sale have been reclassified to total loans.

(J) Reflects charges of approximately $16.0 million, $14.5 million after the related tax effects, which include expenses directly attributable to Meridian's acquisition of UCB. These expenses include $10.3 million of human resources related costs, including employment contracts and severance; $1.5 million for elimination of duplicate operations and data processing facilities; and $4.2 million of other expenses, including investment banker fees and legal expenses. Deferred taxes receivable, at statutory rates, totaling $1.5 million are reflected in other assets.

                                                                    CORESTATES FINANCIAL CORP
                                                       PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                                                                         (UNAUDITED)
                                                             TWELVE MONTHS ENDED DECEMBER 31, 1995
                                                             (in thousands, except per share amounts)

                                                                                                CoreStates
                                              CoreStates       Meridian        Meridian            and          Meridian
                                                  and            and          Pro Forma          Meridian         and
                                             Subsidiaries    Subsidiaries    Adjustments        Pro Forma     Subsidiaries
                                            --------------  --------------  -------------      ------------  --------------
INTEREST INCOME
Interest and fees on loans                     $1,992,936        $907,005                       $2,899,941        $907,005
Interest on investment securities                 138,110         175,986                          314,096         175,986
Interest on time deposits in banks                116,689           5,293                          121,982           5,293
Other interest income                              14,570          22,138                           36,708          22,138
                                            --------------  --------------  -------------      ------------  --------------
     Total interest income                      2,262,305       1,110,422               0        3,372,727       1,110,422
                                            --------------  --------------  -------------      ------------  --------------
INTEREST EXPENSE
Interest on deposits                              532,703         371,727                          904,430         371,727
Interest on funds borrowed                        119,667          91,426                          211,093          91,426
Interest on long-term debt                        121,401          31,587                          152,988          31,587
                                            --------------  --------------  -------------      ------------  --------------
     Total interest expense                       773,771         494,740               0        1,268,511         494,740
                                            --------------  --------------  -------------      ------------  --------------
Net interest income                             1,488,534         615,682               0        2,104,216         615,682
Provision for losses on loans                     105,000          39,377           $125 (J)       144,502          39,377
                                            --------------  --------------  -------------      ------------  --------------
Net interest income after provision for
 losses on loans                                1,383,534         576,305           (125)        1,959,714         576,305
                                            --------------  --------------  -------------      ------------  --------------
NON-INTEREST INCOME
Securities gains                                    9,388           8,321                           17,709           8,321
Other operating income                            596,278         248,244                          844,522         248,244
                                            --------------  --------------  -------------      ------------  --------------
     Total non-interest income                    605,666         256,565               0          862,231         256,565
                                            --------------  --------------  -------------      ------------  --------------
NON-FINANCIAL EXPENSES
Restructuring and merger related charges (G)       98,175          40,425                          138,600          40,425
Other operating expenses                        1,176,223         537,994         (1,565) (C,J)  1,712,652         537,994
                                            --------------  --------------  -------------      ------------  --------------
     Total non-financial expenses               1,274,398         578,419         (1,565)        1,851,252         578,419
                                            --------------  --------------  -------------      ------------  --------------
Income before income taxes                        714,802         254,451          1,440           970,693         254,451
Provision for income taxes                        262,565          84,637            504 (C)       347,706          84,637
                                            --------------  --------------  -------------      ------------  --------------
Net Income                                       $452,237        $169,814           $936          $622,987        $169,814
                                            ==============  ==============  =============      ============  ==============

Average common shares outstanding                 140,600          55,951                          209,139          55,951
PER COMMON SHARE DATA (D)(H)
Income before cumulative effect of a change
 in accounting principle                            $3.22           $3.04                            $2.98           $3.04
Cash dividends declared                             $1.44           $1.45                            $1.44           $1.45

                                                                                           Pro Forma
                                                                 UCB         Meridian      Combined
                                                UCB AND       Pro Forma      AND UCB         All
                                             Subsidiaries    Adjustments    Pro Forma    Transactions(A)
                                            --------------  -------------  -----------  --------------
INTEREST INCOME
Interest and fees on loans                        $33,031                    $940,036      $2,932,972
Interest on investment securities                  65,521                     241,507         379,617
Interest on time deposits in banks                  -                           5,293         121,982
Other interest income                               4,373                      26,511          40,513 (B)
                                            --------------  -------------  -----------  --------------
     Total interest income                        102,925               0   1,213,347       3,475,084
                                            --------------  -------------  -----------  --------------
INTEREST EXPENSE
Interest on deposits                               36,620                     408,347         941,050
Interest on funds borrowed                          3,593                      95,019         214,118 (B)
Interest on long-term debt                          -                          31,587         152,988
                                            --------------  -------------  -----------  --------------
     Total interest expense                        40,213               0     534,953       1,308,156
                                            --------------  -------------  -----------  --------------
Net interest income                                62,712               0     678,394       2,166,928
Provision for losses on loans                        (500)                     38,877         144,002
                                            --------------  -------------  -----------  --------------
Net interest income after provision for
 losses on loans                                   63,212               0     639,517       2,022,926
                                            --------------  -------------  -----------  --------------
NON-INTEREST INCOME
Securities gains                                   13,768                      22,089          31,477
Other operating income                              5,384                     253,628         849,906
                                            --------------  -------------  -----------  --------------
     Total non-interest income                     19,152               0     275,717         881,383
                                            --------------  -------------  -----------  --------------
NON-FINANCIAL EXPENSES
Restructuring and merger related charges(G)             _                      40,425         138,600
Other operating expenses                           34,507                     572,501       1,747,159
                                            --------------  -------------  -----------  --------------
     Total non-financial expenses                  34,507               0     612,926       1,885,759
                                            --------------  -------------  -----------  --------------
Income before income taxes                         47,857               0     302,308       1,018,550
Provision for income taxes                         15,668                     100,305         363,374
                                            --------------  -------------  -----------  --------------
Net Income                                        $32,189             $0     $202,003        $655,176
                                            ==============  =============  ===========  ==============

Average common shares outstanding                   2,146                      66,682         222,285
PER COMMON SHARE DATA (D)(H)
Income before cumulative effect of a
 change in accounting principle                    $15.00                       $3.03           $2.95
Cash dividends declared                             $5.30                       $1.45           $1.44

See Footnotes to Pro Forma Condensed Combined Statements of Income.

               PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                                   UNAUDITED
                     TWELVE MONTHS ENDED DECEMBER 31, 1994
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                         CoreStates
                                          CoreStates      Meridian      Meridian             and
                                             and            and         Pro Forma         Meridian
                                         Subsidiaries   Subsidiaries   Adjustments        Pro Forma
                                        -------------- -------------- -------------      -----------
INTEREST INCOME
Interest and fees on loans                 $1,698,350       $789,290                      $2,487,640
Interest on investment securities             156,931        179,568                         336,499
Interest on time deposits in banks             66,389          4,607                          70,996
Other interest income                           7,857         11,575                          19,432
                                        -------------- -------------- -------------       -----------
     Total interest income                  1,929,527        985,040                       2,914,567
                                        -------------- -------------- -------------       -----------
INTEREST EXPENSE
Interest on deposits                          364,858        283,256                         648,114
Interest on funds borrowed                     85,123         63,126                         148,249
Interest on long-term debt                     90,177         26,242                         116,419
                                        -------------- -------------- -------------       -----------
     Total interest expense                   540,158        372,624                         912,782
                                        -------------- -------------- -------------       -----------
Net interest income                         1,389,369        612,416                       2,001,785
Provision for losses on loans                 246,900         28,086        $5,034  (J)      280,020
                                        -------------- -------------- -------------       -----------
Net interest income after
  provision for losses on loans             1,142,469        584,330        (5,034)        1,721,765
                                        -------------- -------------- -------------       -----------
NON-INTEREST INCOME
Securities gains                               18,753          4,807                          23,560
Other operating income                        548,787        223,219                         772,006
                                        -------------- -------------- -------------       -----------
     Total non-interest income                567,540        228,026                         795,566
                                        -------------- -------------- -------------       -----------
NON-FINANCIAL EXPENSES
Restructuring and merger related
  charges                                     108,700              -                         108,700
Other operating expenses                    1,208,861        579,668        (6,474) (C,J)  1,782,055
                                        -------------- -------------- -------------       -----------
     Total non-financial expenses           1,317,561        579,668        (6,474)        1,890,755
                                        -------------- -------------- -------------       -----------
Income before income taxes                    392,448        232,688         1,440           626,576
Provision for income taxes                    143,656         70,600           504  (C)      214,760
                                        -------------- -------------- -------------       -----------
Income before cumulative effect
  of a change in accounting
   principle (E)(F)                          $248,792       $162,088          $936          $411,816
                                        ============== ============== =============       ===========
Average common shares outstanding             142,498         57,661                         213,133
PER COMMON SHARE DATA (D)
Income before cumulative effect
  of a change in accounting
   principle (E,F)                              $1.75          $2.81                           $1.93
Cash dividends declared (H)                     $1.24          $1.34                           $1.24

                                                                                     Meridian     Pro Forma
                                          Meridian         UCB            UCB           and        Combined
                                            and            and         Pro Forma        UCB          All
                                        Subsidiaries   Subsidiaries   Adjustments    Pro Forma   Transactions
                                       -------------- -------------- -------------  ----------- --------------
INTEREST INCOME
Interest and fees on loans                  $789,290        $31,196                   $820,486     $2,518,836
Interest on investment securities            179,568         66,637                    246,205        403,136
Interest on time deposits in banks             4,607              -                      4,607         70,996
Other interest income                         11,575          2,977                     14,552         21,591  (B)
                                       -------------- -------------- -------------  ----------- --------------
     Total interest income                   985,040        100,810                  1,085,850      3,014,559
                                       -------------- -------------- -------------  ----------- --------------
INTEREST EXPENSE
Interest on deposits                         283,256         32,393                    315,649        680,507
Interest on funds borrowed                    63,126          2,187                     65,313        149,618  (B)
Interest on long-term debt                    26,242              -                     26,242        116,419
                                       -------------- -------------- -------------  ----------- --------------
     Total interest expense                  372,624         34,580                    407,204        946,544
                                       -------------- -------------- -------------  ----------- --------------
Net interest income                          612,416         66,230                    678,646      2,068,015
Provision for losses on loans                 28,086           (825)                    27,261        279,195
                                       -------------- -------------- -------------  ----------- --------------
Net interest income after
  provision for losses on loans              584,330         67,055                    651,385      1,788,820
                                       -------------- -------------- -------------  ----------- --------------
NON-INTEREST INCOME
Securities gains                               4,807              -                      4,807         23,560
Other operating income                       223,219          6,101                    229,320        778,107
                                       -------------- -------------- -------------  ----------- --------------
     Total non-interest income               228,026          6,101                    234,127        801,667
                                       -------------- -------------- -------------  ----------- --------------
NON-FINANCIAL EXPENSES
Restructuring and merger related
  charges                                          -              -                          -        108,700
Other operating expenses                     579,668         38,326                    617,994      1,820,381
                                       -------------- -------------- -------------  ----------- --------------
     Total non-financial expenses            579,668         38,326                    617,994      1,929,081
                                       -------------- -------------- -------------  ----------- --------------
Income before income taxes                   232,688         34,830                    267,518        661,406
Provision for income taxes                    70,600         11,038                     81,638        225,798
                                       -------------- -------------- -------------  ----------- --------------
Income before cumulative effect
  of a change in accounting
   principle (E)(F)                         $162,088        $23,792            $0     $185,880       $435,608
                                       ============== ============== =============  =========== ==============

Average common shares outstanding             57,661          2,139                     68,356        226,234
PER COMMON SHARE DATA (D)
Income before cumulative effect
  of a change in accounting
   principle (E,F)                             $2.81         $11.12                      $2.72          $1.93
Cash dividends declared (H)                    $1.34          $3.29                      $1.34          $1.24

See Footnotes to Pro Forma Condensed Combined Statements of Income.

                                                      PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                                                                         UNAUDITED
                                                          TWELVE MONTHS ENDED DECEMBER 31, 1993
                                                         (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                              CoreStates
                                            CoreStates       Meridian       Meridian             and          Meridian
                                                and             and         Pro Forma          Meridian         and
                                           Subsidiaries    Subsidiaries    Adjustments         Pro Forma    Subsidiaries
                                          --------------  --------------  -------------      ------------  --------------
INTEREST INCOME
Interest and fees on loans                   $1,585,015        $742,298                       $2,327,313        $742,298
Interest on investment securities               205,170         203,399                          408,569         203,399
Interest on time deposits in banks               44,340           3,874                           48,214           3,874
Other interest income                             7,339          12,119                           19,458          12,119
                                          --------------  --------------  -------------      ------------  --------------
     Total interest income                    1,841,864         961,690                        2,803,554         961,690
                                          --------------  --------------  -------------      ------------  --------------
INTEREST EXPENSE
Interest on deposits                            379,813         283,822                          663,635         283,822
Interest on funds borrowed                       67,001          30,518                           97,519          30,518
Interest on long-term debt                       69,779          30,058                           99,837          30,058
                                          --------------  --------------  -------------      ------------  --------------
     Total interest expense                     516,593         344,398                          860,991         344,398
                                          --------------  --------------  -------------      ------------  --------------
Net interest income                           1,325,271         617,292                        1,942,563         617,292
Provision for losses on loans                   121,201          58,781         $9,215  (J)      189,197          58,781
                                          --------------  --------------  -------------      ------------  --------------
Net interest income after provision for
 losses on loans                              1,204,070         558,511         (9,215)        1,753,366         558,511
                                          --------------  --------------  -------------      ------------  --------------
NON-INTEREST INCOME
Securities gains                                 16,110          27,326                           43,436          27,326
Other operating income                          557,920         247,297                          805,217         247,297
                                          --------------  --------------  -------------      ------------  --------------
     Total non-interest income                  574,030         274,623                          848,653         274,623
                                          --------------  --------------  -------------      ------------  --------------
NON-FINANCIAL EXPENSES
Restructuring charge                                -            17,500                           17,500          17,500
Other operating expenses                      1,241,862         606,026        (10,636)(C,J)   1,837,252         606,026
                                          --------------  --------------  -------------      ------------  --------------
     Total non-financial expenses             1,241,862         623,526        (10,636)        1,854,752         623,526
                                          --------------  --------------  -------------      ------------  --------------
Income before income taxes                      536,238         209,608          1,421           747,267         209,608
Provision for income taxes                      173,809          59,068            497  (C)      233,374          59,068
                                          --------------  --------------  -------------      ------------  --------------
Income before cumulative effect of a
 change in accounting principle (E,I)          $362,429        $150,540           $924          $513,893        $150,540
                                          ==============  ==============  =============      ============  ==============

Average common shares outstanding               145,398          57,194                          215,461          57,194

PER COMMON SHARE DATA (D)

Income before cumulative effect of a
 change in accounting principle (E,I)             $2.49           $2.63                            $2.39           $2.63

Cash dividends declared (H)                       $1.14           $1.26                            $1.14           $1.26

                                                                           Meridian      Pro Forma
                                                UCB            UCB           and         Combined
                                                and         Pro Forma        UCB            All
                                           Subsidiaries    Adjustments    Pro Forma    Transactions
                                          --------------  -------------  -----------  --------------
INTEREST INCOME
Interest and fees on loans                      $31,666                    $773,964      $2,358,979
Interest on investment securities                68,207                     271,606         476,776
Interest on time deposits in banks                  -                         3,874          48,214
Other interest income                             2,099                      14,218          20,980 (B)
                                          --------------  -------------  -----------  --------------
     Total interest income                      101,972                   1,063,662       2,904,949
                                          --------------  -------------  -----------  --------------
INTEREST EXPENSE
Interest on deposits                             31,652                     315,474         695,287
Interest on funds borrowed                        1,747                      32,265          98,689 (B)
Interest on long-term debt                          -                        30,058          99,837
                                          --------------  -------------  -----------  --------------
     Total interest expense                      33,399                     377,797         893,813
                                          --------------  -------------  -----------  --------------
Net interest income                              68,573                     685,865       2,011,136
Provision for losses on loans                       175                      58,956         189,372
                                          --------------  -------------  -----------  --------------
Net interest income after provision for
 losses on loans                                 68,398                     626,909       1,821,764
                                          --------------  -------------  -----------  --------------
NON-INTEREST INCOME
Securities gains (losses)                          (172)                     27,154          43,264
Other operating income                            7,190                     254,487         812,407
                                          --------------  -------------  -----------  --------------
     Total non-interest income                    7,018                     281,641         855,671
                                          --------------  -------------  -----------  --------------
NON-FINANCIAL EXPENSES
Restructuring charge                                -                        17,500          17,500
Other operating expenses                         39,556                     645,582       1,876,808
                                          --------------  -------------  -----------  --------------
     Total non-financial expenses                39,556                     663,082       1,894,308
                                          --------------  -------------  -----------  --------------
Income before income taxes                       35,860                     245,468         783,127
Provision for income taxes                       11,667                      70,735         245,041
                                          --------------  -------------  -----------  --------------
Income before cumulative effect of a
 change in accounting principle (E,I)           $24,193             $0     $174,733        $538,086
                                          ==============  =============  ===========  ==============

Average common shares outstanding                 2,142                      67,904         228,580

PER COMMON SHARE DATA (D)

Income before cumulative effect of a
 change in accounting principle (E,I)            $11.29                       $2.57           $2.35

Cash dividends declared (H)                       $2.60                       $1.26           $1.14


See Footnotes to Pro Forma Condensed Combined Statements of Income

        FOOTNOTES TO PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME
                                  (UNAUDITED)

(A) The Pro Forma Condensed Combined Statements of Income do not reflect the estimated $70.0 million provision for losses on loans related to Meridian's loan portfolio, or charges and expenses of approximately $105.0 million directly attributable to the Merger since these charges are non-recurring. See footnote C on page 5. The Pro Forma Condensed Combined Statements of Income also do not reflect the $16.0 million of charges and expenses directly attributable to Meridian's acquisition of UCB. Were these expenses reflected in the Pro Forma Condensed Combined Statement of Income for the twelve months ended December 31, 1995, net income would decrease by $135.1 million, or $0.61 per share.

(B) Reflects the elimination of intercompany interest on Federal funds transactions between CoreStates and UCB.

(C) Reflects the adoption of FAS 106, "Employers Accounting for Postretirement Benefits Other Than Pensions." As permitted under FAS 106, CoreStates elected to recognize immediately the January 1, 1992 transitional liability of $128.7 million pre-tax, $84.9 million after-tax, as the cumulative effect of a change in accounting principle in the first quarter of 1992.

     Meridian adopted FAS 106 on January 1, 1993, the date required under that statement. As permitted by FAS 106, Meridian elected not to recognize immediately its $28.8 million transitional liability, but to amortize that liability over 20 years. As permitted under pooling of interests accounting, the pro forma financial information is prepared as if Meridian adopted FAS 106 effective January 1, 1992 and immediately recognized the $28.8 million, $18.7 million after-tax, transitional liability. Pro forma salaries, wages and benefits have been adjusted accordingly.

     UCB adopted FAS 106 effective January 1, 1992 and elected to recognize immediately the transitional liability of $6.2 million, $4.0 million after-tax, as the cumulative effect of a change in accounting principle.

(D) CoreStates, Meridian, UCB and pro forma earnings per common share for the years ended December 31, 1995, 1994 and 1993 were based on weighted average common shares outstanding as dilution from potentially dilutive common stock equivalents was less than 3% for each period.

(E) Effective January 1, 1993, CoreStates adopted FAS 112, "Employers' Accounting for Postemployment Benefits." CoreStates recognized the January 1, 1993 FAS 112 transitional liability of $20.0 million, $13.0 million after-tax as the cumulative effect of a change in accounting principle.

     Meridian adopted FAS 112 on January 1, 1994, the date required under the statement. The adoption of FAS 112 resulted in a charge of $4.2 million, $2.7 million after-tax, in the first quarter of 1994. As permitted under pooling of interests accounting, the pro forma information is prepared as if Meridian adopted FAS 112 effective January 1, 1993.

     The impact of FAS 112 on UCB is immaterial.

(F) During the first quarter of 1994, CoreStates recognized a $3.4 million after-tax impairment loss on certain mortgage securities. The loss was the result of a write-down to fair value of these securities which were deemed to be impaired. This accounting treatment resulted from a Financial Accounting Standards Board ("FASB") interpretation of FAS 115. The interpretation, reached by a consensus of the FASB Emerging Issues Task Force in March 1994, requires more definitive criteria for recognition of impairment losses on these types of securities.

        FOOTNOTES TO PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME
                              (UNAUDITED) (con't)



(G) In March 1995, CoreStates completed an intensive review of its operations and businesses and announced a corporate-wide process redesign plan, which restructures its banking services around customers and enhances employees' authority to make decisions to benefit customers. As a result of this process redesign, CoreStates recorded a $110.0 million pre-tax restructuring charge, $70.0 million after-tax or $0.49 per share, in March 1995. Subsequently, CoreStates recorded restructuring credits of $11.8 million, $7.5 million after-tax or $0.05 per share, related to gains on the curtailment of pension benefits associated with employees terminated during 1995 and gains on the sale of branches which were as a result of the process redesign.

     In June 1995, Meridian completed an internal review of its operations and businesses and announced a company-wide plan designed to improve its operating performance and competitive position. As a result of this review Meridian recorded a restructuring charge in the second quarter of 1995 of $32.0 million ($20.8 million after-tax or $0.37 per share). Subsequent to recording the June 1995 restructuring charge, Meridian recorded restructuring credits of $1.6 million, $1.0 million after-tax or $0.02 per share, related to gains on the curtailment of pension benefits associated with employees terminated during 1995. In the fourth quarter of 1995, Meridian recorded a $10.0 million charge for non-deductible expenses associated with the Merger.

(H) Cash dividends declared per share for the respective periods prior to CoreStates' acquisition of First Peoples Corporation (on September 3,
     1992), Constellation Bancorp (on March 16, 1994), Independence Bancorp, Inc. (on June 27, 1994) and Meridian assume that CoreStates would have declared cash dividends per share equal to the cash dividends per share actually declared by CoreStates.

     Cash dividends declared per share for the respective periods prior to Meridian's acquisition of Commonwealth Bancshares Corporation (on
     August 31, 1993) and UCB assume that Meridian would have declared cash dividends per share equal to the cash dividends declared per share actually declared by Meridian.

     Meridian's historical cash dividends declared per share for the year ended December 31, 1992, reflect a new dividend payment schedule adopted in the first quarter of 1992. Dividends paid in 1992 aggregated $1.20 per share.

(I) CoreStates retroactively adopted FAS 109 in the first quarter of 1992, effective January 1, 1987. Meridian and UCB elected to prospectively adopt FAS 109 on January 1, 1993 and recognize a cumulative benefit/(expense) of $7.2 million and $(579) thousand, respectively, as the cumulative effect of a change in accounting principle. As permitted under pooling of interests accounting, the pro forma financial information is prepared as if Meridian and UCB also retroactively adopted FAS 109 effective January 1, 1987.

(J) CoreStates historical Condensed Combined Statements of Income reflect the charges associated with writedowns against in substance foreclosed loans in other non-financial expenses. In connection with its adoption of FAS 114, Meridian elected to reclassify writedowns against in substance foreclosed loans from other non-financial expenses to the provision for losses on loans. As permitted under pooling of interests accounting, the pro forma financial information for all periods presented is prepared as if CoreStates reclassified writedowns against in substance foreclosed loans from other non-financial expenses to the provision for losses on loans for all periods presented prior to 1995.

     In substance foreclosed loans for UCB are immaterial.

MERIDIAN BANCORP, INC.
CONSOLIDATED FINANCIAL STATEMENTS
- -------------------------------------------------------------------------------
CONSOLIDATED BALANCE SHEETS

December 31,
(Dollars In Thousands)

                                                                           1995             1994
                                                                    -----------      -----------
ASSETS
Cash and Due from Banks..........................................      $839,010         $669,642
Short-Term Investments
  Interest-Bearing Deposits in Other Banks.......................        67,461          123,608
  Federal Funds Sold and Securities
    Purchased Under Agreements to Resell.........................         5,069           96,810
                                                                    -----------      -----------
    Total Short-Term Investments.................................        72,530          220,418
                                                                    -----------      -----------
Trading Account Assets...........................................       145,882          346,170
Investment Securities Available for Sale (Amortized Cost
     $1,277,957 and $445,783 in 1995 and 1994, Respectively).....     1,289,570          434,994
Investment Securities
  (Fair Value $1,343,170 and $2,753,307 in 1995 and 1994,
   Respectively).................................................     1,338,548        2,872,419
Loans and Other Assets Held for Sale.............................       124,592           90,590
Total Loans, Net of Unearned Discount............................    10,163,851        9,763,523
      Less Allowance for Possible Loan Losses....................       164,151          169,402
                                                                    -----------      -----------
        Net Loans................................................     9,999,700        9,594,121
                                                                    -----------      -----------
Premises and Equipment...........................................       246,731          263,583
Accrued Interest Receivable......................................       112,151          111,936
Other Assets.....................................................       589,512          448,774
                                                                    -----------      -----------
    Total Assets.................................................   $14,758,226      $15,052,647
                                                                    ===========      ===========

LIABILITIES
Deposits
  Non-Interest Bearing Deposits..................................    $1,966,168       $1,998,660
  Interest-Bearing Deposits......................................     9,183,678        9,380,907
                                                                    -----------      -----------
    Total Deposits...............................................    11,149,846       11,379,567
                                                                    -----------      -----------
Short-Term Borrowings
  Federal Funds Purchased and Securities
    Sold Under Agreements to Repurchase..........................     1,271,517        1,569,153
  Other Short-Term Borrowings....................................       246,664          243,413
                                                                    -----------      -----------
    Total Short-Term Borrowings..................................     1,518,181        1,812,566
                                                                    -----------      -----------
Long-Term Debt and Other Borrowings..............................       513,765          372,153
Accrued Interest Payable.........................................        82,438           62,344
Other Liabilities................................................       187,565          210,932
                                                                    -----------      -----------
    Total Liabilities............................................    13,451,795       13,837,562
                                                                    -----------      -----------
Commitments and Contingencies (Note 12)
SHAREHOLDERS' EQUITY
Preferred Stock (Par Value $25.00)
  Authorized - 25,000,000 Shares
Common Stock (Par Value $5.00)
  Authorized - 200,000,000 Shares
  Issued - 58,687,937 and 58,316,978 shares in 1995 and 1994,
   Respectively..................................................       293,440          291,585
Surplus..........................................................       222,801          211,011
Retained Earnings................................................       854,957          771,150
Net Unrealized Gains (Losses) on Securities......................         7,548           (7,182)
Treasury Stock - 574,188 and 525,336 shares in 1995 and 1994,
   Respectively..................................................       (18,649)         (15,911)
Unallocated Shares Held by Employee Stock Ownership
  Plan (ESOP) Trust - 1,900,000 and 1,285,000 Shares in
   1995 and 1994, Respectively...................................       (53,666)         (35,568)
                                                                    -----------      -----------
    Total Shareholders' Equity...................................     1,306,431        1,215,085
                                                                    -----------      -----------
         Total Liabilities and Shareholders' Equity..............   $14,758,226      $15,052,647
                                                                    ===========      ===========

         See accompanying Notes to Consolidated Financial Statements.

Meridian Bancorp, Inc.
Consolidated Statements of Income

Year Ended December 31,
(Dollars in Thousands, Except Per Share Data)

                                                                      --------------  --------------  --------------
                                                                                1995       1994            1993
                                                                      --------------  --------------  --------------
Interest Income
  Interest and Fees on Loans..........................................      $896,976        $760,672        $705,893
  Interest on Trading Account Assets..................................        20,538           8,647           9,857
  Interest on Investment Securities Available for Sale................        33,182          23,884          51,963
  Interest on Investment Securities...................................       142,804         155,684         151,436
  Interest on Loans Held for Sale.....................................        10,029          28,618          36,405
  Other Interest Income...............................................         6,893           7,535           6,136
                                                                      --------------  --------------  --------------
    Total Interest Income.............................................     1,110,422         985,040         961,690
                                                                      --------------  --------------  --------------

Interest Expense
  Interest on Deposits................................................       371,727         283,256         283,822
  Interest on Short-Term Borrowings...................................        91,426          63,126          30,518
  Interest on Long-Term Debt and Other Borrowings.....................        31,587          26,242          30,058
                                                                      --------------  --------------  --------------
    Total Interest Expense............................................       494,740         372,624         344,398
                                                                      --------------  --------------  --------------
Net Interest Income...................................................       615,682         612,416         617,292
Provision for Possible Loan Losses....................................        39,377          28,086          58,781
                                                                      --------------  --------------  --------------
Net Interest Income After Provision for Possible Loan Losses                 576,305         584,330         558,511
                                                                      --------------  --------------  --------------
NON-INTEREST INCOME
  Trust...............................................................        65,980          54,724          41,679
  Mortgage Banking....................................................        12,836          17,603          69,683
      Amortization of and Reserves For Purchased Mortgage
         Servicing Rights and Other Servicing-Related Assets..........             -            (114)        (33,713)
                                                                      --------------  --------------  --------------
            Net Mortgage Banking......................................        12,836          17,489          35,970
  Broker-Dealer and Investment Banking................................        50,824          42,849          69,371
  Service Charges on Deposit Accounts.................................        66,373          56,075          53,827
  Fees for Other Customer Services ...................................        36,092          34,060          32,708
  Net Securities Gains................................................         7,965           2,998          25,280
  Other Income........................................................        16,495          19,831          15,788
                                                                      --------------  --------------  --------------
    Total Non-Interest Income.........................................       256,565         228,026         274,623
                                                                      --------------  --------------  --------------
NON-INTEREST EXPENSES
  Salaries and Employee Benefits......................................       284,836         297,472         296,126
  Net Occupancy Expense...............................................        43,996          45,351          42,578
  Equipment Expense...................................................        38,665          38,745          38,005
  Restructuring and Merger-Related Charges............................        40,425               -          17,500
  Other Expenses......................................................       170,497         198,100         229,317
                                                                      --------------  --------------  --------------
    Total Non-Interest Expenses.......................................       578,419         579,668         623,526
                                                                      --------------  --------------  --------------
Income Before Income Taxes and Cumulative Effect of Changes in
  Accounting Principles...............................................       254,451         232,688         209,608
  Provision for Income Taxes..........................................        84,637          70,600          59,068
                                                                      --------------  --------------  --------------
Income Before Cumulative Effect of Changes in Accounting Principles...       169,814         162,088         150,540

  Cumulative After-Tax Effect of Changes in Accounting Principles.....             -          (2,730)          7,221
                                                                      --------------  --------------  --------------
Net Income............................................................      $169,814        $159,358        $157,761
                                                                      ==============  ==============  ==============

Per Common Share
Income Before Cumulative Effect of Changes in Accounting Principles
  Primary.............................................................         $3.00           $2.80           $2.61
  Fully Diluted.......................................................          2.98            2.80            2.61
Cumulative Effect on Prior Years of Changes in Accounting Principles
  Primary.............................................................             -           (0.05)           0.13
  Fully Diluted.......................................................             -           (0.05)           0.13
Net Income
  Primary.............................................................          3.00            2.75            2.74
  Fully Diluted.......................................................          2.98            2.75            2.74
Dividends Declared....................................................          1.45            1.34            1.26
Average Shares Outstanding
  Primary.............................................................    56,572,757      58,040,310      57,674,058
  Fully Diluted.......................................................    57,000,499      58,040,310      57,674,058



     See accompanying Notes to Consolidated Financial Statements.

MERIDIAN BANCORP, INC.
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
(Dollars in Thousands)

                                                                          Common Stock
                                                                         --------------
                                                                             Shares                                      Retained
                                                                          Outstanding       Amount        Surplus        Earnings
                                                                         -------------- -------------- -------------- ------------
Balance at January 1,1993................................................  56,491,396       $282,445       $180,352      $596,670
Net Income...............................................................          --             --             --       157,761
Common Stock Dividends Declared..........................................          --             --             --       (67,541)
Sales of Stock Under Dividend Reinvestment, Stock Option
  and Employee Benefit Plans.............................................     621,453          3,107         13,135            --
Unrealized Loss on Marketable Equity Securities..........................          --             --             --            --
Common Stock Issued in Merger............................................   1,041,637          5,208         11,687         3,168
                                                                         -------------- -------------- -------------- ------------
Balance at  December 31,1993.............................................  58,154,486        290,760        205,174       690,058
Net Income...............................................................          --             --             --       159,358
Common Stock Dividends Declared..........................................          --             --             --       (77,303)
Sales of Stock Under Dividend Reinvestment, Stock Option
  and Employee Benefit Plans.............................................     121,298             51           (361)         (963)
Purchases of Treasury Stock..............................................    (638,854)            --             --            --
Purchases of Shares for Employee Stock Ownership Plan (ESOP).............  (1,285,000)            --             --            --
Unrealized After - Tax Loss on Investment Securities Available for Sale..          --             --             --            --
Common Stock Warrants Issued in Acquisition..............................          --             --          4,000            --
Common Stock Issued in Merger............................................     154,712            774          2,198            --
                                                                         -------------- -------------- -------------- ------------
Balance at December 31, 1994.............................................  56,506,642        291,585        211,011       771,150
Net Income...............................................................          --             --             --       169,814
Common Stock Dividends Declared..........................................          --             --             --       (81,115)
Sales of Stock Under Dividend Reinvestment, Stock Option
  and Employee Benefit Plans.............................................     783,269          1,855         10,004        (4,892)
Purchases of Treasury Stock..............................................    (461,162)            --             --            --
Purchases of Shares for Employee Stock Ownership Plan (ESOP).............    (715,000)            --             --            --
Employee Stock Ownership Plan (ESOP) Shares Committed to be
  Released to Participants...............................................     100,000             --          1,786            --
Unrealized After - Tax Gain on Investment Securities Available for Sale..          --             --             --            --
                                                                         -------------- -------------- -------------- ------------
Balance at December 31, 1995.............................................  56,213,749       $293,440       $222,801      $854,957
                                                                         ============== ============== ============== ============

                                                                         Net Unrealized                  Unallocated
                                                                         Gains / (Losses)   Treasury        ESOP
                                                                         on Securities       Stock         Shares         Total
                                                                         ---------------  ------------ -------------- -------------

Balance at January 1,1993................................................     ($148)                --             --   $1,059,319
Net Income...............................................................        --                 --             --      157,761
Common Stock Dividends Declared..........................................        --                 --             --      (67,541)
Sales of Stock Under Dividend Reinvestment, Stock Option
  and Employee Benefit Plans.............................................        --                 --             --       16,242
Unrealized Loss on Marketable Equity Securities..........................      (211)                --             --         (211)
Common Stock Issued in Merger............................................        --                 --             --       20,063
                                                                         ---------------  ------------ -------------- -------------

Balance at  December 31,1993.............................................      (359)                --             --    1,185,633
Net Income...............................................................        --                 --             --      159,358
Common Stock Dividends Declared..........................................        --                 --             --      (77,303)
Sales of Stock Under Dividend Reinvestment, Stock Option
  and Employee Benefit Plans.............................................        --             $3,355             --        2,082
Purchases of Treasury Stock..............................................        --            (19,266)            --      (19,266)
Purchases of Shares for Employee Stock Ownership Plan (ESOP).............        --                 --       ($35,568)     (35,568)
Unrealized After - Tax Loss on Investment Securities Available for Sale..    (6,823)                --             --       (6,823)
Common Stock Warrants Issued in Acquisition..............................        --                 --             --        4,000
Common Stock Issued in Merger............................................        --                 --             --        2,972
                                                                         ---------------  ------------ -------------- -------------

Balance at December 31, 1994.............................................    (7,182)           (15,911)       (35,568)   1,215,085
Net Income...............................................................        --                 --             --      169,814
Common Stock Dividends Declared..........................................        --                 --             --      (81,115)
Sales of Stock Under Dividend Reinvestment, Stock Option
  and Employee Benefit Plans.............................................        --             13,765             --       20,732
Purchases of Treasury Stock..............................................        --            (16,503)            --      (16,503)
Purchases of Shares for Employee Stock Ownership Plan (ESOP).............        --                 --        (20,922)     (20,922)
Employee Stock Ownership Plan (ESOP) Shares Committed to be
  Released to Participants...............................................        --                 --          2,824        4,610
Unrealized After - Tax Gain on Investment Securities Available for Sale..    14,730                 --             --       14,730
                                                                         ---------------  ------------ -------------- -------------

Balance at December 31, 1995.............................................    $7,548           ($18,649)      ($53,666)  $1,306,431
                                                                         ===============  ============ ============== =============

      See accompanying Notes to Consolidated Financial Statements.

MERIDIAN BANCORP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in Thousands)

                                                                                                         Year Ended
                                                                                                        December 31,
                                                                                              -----------------------     ---------
                                                                                                   1995          1994          1993
                                                                                              ---------      --------     ---------
    CASH FLOWS FROM OPERATING ACTIVITIES
       Net Income............................................................................  $169,814      $159,358      $157,761
       Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities
          Restructuring Charge...............................................................    17,893            --        17,500
          Depreciation and Amortization......................................................    51,952        53,768        81,855
          Deferred Tax (Benefit) Expense.....................................................   (11,767)       28,305           929
          Cumulative (After-Tax) Effect of Changes in Accounting Principles..................        --         2,730        (7,221)
          Provision for Possible Loan Losses.................................................    39,377        28,086        58,781
          Provision for Other Real Estate Losses and Mortgage Servicing Recourse.............    10,494        17,522        16,938
          Net Gains - Investment Securities..................................................    (4,091)         (361)      (12,694)
          Net Gains - Investment Securities Available for Sale...............................    (1,130)       (4,446)      (14,632)
          Gains On Sales Of Mortgage Servicing...............................................    (2,387)         (867)      (21,606)
          Gain On Sale Of Student Loans......................................................        --        (8,984)           --
          Decrease (Increase) in Trading Account Assets......................................   200,963       (23,579)       28,641
          Decrease (Increase) in Loans and Other Assets Held for Sale........................   (30,864)      329,994      (123,848)
          Decrease (Increase) in Other Assets................................................  (165,600)       49,429       117,848
          Increase (Decrease) in Other Liabilities...........................................    71,322       (80,133)       63,707
          Other, Net.........................................................................     5,020         4,199        14,380
                                                                                              ---------      --------     ---------
              Net Cash Provided by Operating Activities......................................   350,996       555,021       378,339
                                                                                              ---------      --------     ---------
    CASH FLOWS FROM INVESTING ACTIVITIES
       Decrease (Increase) in Short-Term Investments.........................................    56,150       (21,746)       64,189
       Proceeds from Sales of Investment Securities..........................................    29,524         4,986       109,156
       Proceeds from Maturities, Calls and Paydowns of Investment Securities.................   649,741       989,623     1,319,468
       Purchases of Investment Securities....................................................   (84,809)   (1,106,094)   (1,320,142)
       Proceeds from Sales of Investment Securities Available for Sale.......................   335,075        77,110       741,151
       Proceeds from Maturities, Calls, Paydowns of Investment Securities Available for Sale.    62,995        63,779       165,945
       Purchases of Investment Securities Available for Sale.................................  (404,405)     (288,218)     (642,886)
       Net Principal Disbursed on Loans to Customers.........................................  (469,755)   (1,064,515)     (482,769)
       Proceeds from Sale of Student Loans...................................................        --       231,984            --
       Proceeds from Sales of Premises and Equipment.........................................     6,587        11,541         5,386
       Purchases of Premises and Equipment...................................................   (20,828)      (54,487)      (36,948)
       Proceeds from Sales of Mortgage Servicing.............................................     3,041         8,199        18,528
       Purchases of Mortgage Servicing.......................................................        --            --        (2,116)
       Proceeds from Sales of Assets Acquired in Foreclosures................................    25,827        18,110        31,500
       Net Cash Provided By Acquisitions.....................................................        --       379,318        52,900
                                                                                              ---------      --------     ---------
              Net Cash Provided by (Used For) Investing Activities...........................   189,143      (750,410)       23,362
                                                                                              ---------      --------     ---------
    CASH FLOWS FROM FINANCING ACTIVITIES
       Net Decrease in Deposits..............................................................  (230,519)     (445,161)     (502,208)
       Net Increase (Decrease) in Short Term Borrowings .....................................  (294,384)    1,020,843       (85,371)
       Proceeds from Issuance of Long-Term Debt..............................................   152,111         2,385       197,607
       Repayment of Long-Term Debt...........................................................   (12,834)      (64,020)      (92,077)
       Purchases of Treasury Stock and ESOP Shares...........................................   (16,503)      (54,834)           --
       Funds Transferred to Trust for Future ESOP Purchases..................................        --       (24,432)           --
       Proceeds from Issuance of Common Stock................................................    20,732         2,082        16,242
       Cash Dividends Paid to Common Shareholders............................................   (81,115)      (77,303)      (69,635)
                                                                                              ---------      --------     ---------
          Net Cash Provided by (Used For) Financing Activities...............................  (462,512)      359,560      (535,442)
                                                                                              ---------      --------     ---------
    CASH AND CASH EQUIVALENTS
          Net Increase (Decrease) During the Period..........................................    77,627       164,171      (133,741)
          Balance at Beginning of the Period.................................................   766,452       602,281       736,022
                                                                                              ---------      --------     ---------
          Balance at End of the Period.......................................................  $844,079      $766,452      $602,281
                                                                                              =========      ========     =========

         See accompanying Notes to Consolidated Financial Statements.

MERIDIAN BANCORP, INC.
NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The following is a description of the more significant accounting policies and reporting practices of Meridian Bancorp, Inc. and its subsidiaries (Meridian). They are in accordance with generally accepted accounting principles and have been followed on a consistent basis, except for the accounting changes described in the following notes.

Basis of Presentation

     The consolidated financial statements include the accounts of Meridian Bancorp, Inc. and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated. Certain amounts in prior years have been reclassified for comparative purposes.

     Meridian is a regional bank holding company incorporated under the laws of the Commonwealth of Pennsylvania, primarily operating in the eastern half of Pennsylvania, as well as Delaware and southern New Jersey. Through its subsidiaries, Meridian is engaged in providing a full range of retail and corporate banking, trust and asset management services and broker-dealer activities to a diversified customer base.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Cash and Cash Equivalents

     In the accompanying Consolidated and Parent Company Statements of Cash Flows, cash and cash equivalents include cash on hand, amounts due from banks, federal funds sold, and securities purchased under agreements to resell. The original maturities of such instruments are less than 90 days. Federal funds are sold and securities are purchased under agreements to resell for generally one-day periods.

     Relative to the Consolidated Statements of Cash Flows, income tax payments totaled $83.0 million in 1995, $45.0 million in 1994, and $66.1 million in 1993. Interest payments totaled $474.6 million in 1995, $369.9 million in 1994, and $345.0 million in 1993. Non-cash operating activity in 1994 includes a transfer of $286.0 million from loans and other assets held for sale to trading account assets. Non-cash investing activity consists of net transfers of loans in liquidation to other real estate aggregating $23.9 million in 1995, $29.8 million in 1994, and $45.8 million in 1993; transfers of investment securities to investment securities available for sale of $921.2 million in 1995, $18.3 million in 1994 and $415.0 million in 1993; a transfer of non-accrual residential mortgage loans of $8.0 million and foreclosed real estate of $7.3 million to loans and other assets held for sale in 1994; and a transfer of purchased mortgage servicing rights and related assets of $36.0 million from other assets to loans and other assets held for sale in 1993. Noncash financing activity consists of stock and a warrant aggregating $7.0 million in 1994 and stock of $20.1 million in 1993 issued as a result of acquisitions.

Investment Securities

     Effective in the first quarter of 1994, Meridian adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities",which requires investments in equity securities with a readily determinable fair value and investments in all debt securities to be classified, at the date of adoption, in one of three categories. The three categories are (1) held to maturity -- carried at amortized cost; (2) available for sale -- carried at fair value (with unrealized gains and losses, net of related tax effect, recorded as a separate component of shareholders' equity); and (3) trading account - carried at fair value (with unrealized gains and losses recorded in the income statement).

     The amortization of premiums and accretion of discounts to the expected maturity date of the related debt obligations are based on a method which approximates a constant yield.

     When a determination is made that the decline in fair value below cost for a marketable equity or debt security is other than temporary, the cost basis of the individual security is written down to a new cost basis and the amount of the write-down is accounted for as a realized loss.

     Gains and losses on the sales of securities and unrealized gains and losses on securities are computed on the specific identification method. Trading account securities are carried at fair value and unrealized gains or losses are included in the Consolidated Statements of Income.

Interest Rate Swaps

     Interest rate swaps, the principal derivative product used by Meridian, are a tool used mainly to alter the repricing characteristics of a portion of the core deposit base. There is no effect on the recorded total assets or liabilities of Meridian. Net amounts receivable or payable under agreements designated for risk management purposes are recorded as adjustments to the interest income or expense of the associated asset or liability. Gains or losses resulting from the termination of interest rate swaps entered into for risk management purposes are deferred and amortized over the remaining term of the swap contract.

Loans

     Loans are stated net of deferred fees and costs and unearned discount. Loan interest income is accrued using various methods which approximate a constant yield.

     Interest income is not accrued on commercial loans where management has determined that borrowers may be unable to meet contractual principal or interest payments, or where such payments are 90 or more days past due unless the loan is well secured and in the process of collection. Interest on loans that have been restructured is recognized according to the renegotiated terms.

     Residential mortgages which are 180 days or more delinquent are placed on nonaccrual status when total principal, interest, and escrow owed exceeds 80% of the property's appraised value. Properties are re-appraised when foreclosure proceedings are initiated. Consumer loans are not placed on non-accrual status, but the borrower's ability to comply with payment terms is closely monitored by management. Loans are charged-off when deemed uncollectible, which is generally at a time no later than 120 days past due.

     Loan origination and commitment fees and direct loan origination costs are deferred and recognized over the life of the related loans as an element of the yield.

     Effective January 1, 1995, Meridian adopted Statement of

Financial Accounting Standards No. 114, "Accounting by Creditors for Impairment of a Loan", and Statement No. 118, "Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures". Statement No. 114 requires that certain impaired loans be measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or fair value of the loan if the loan is collateral dependent. Statement No. 118 amends Statement No. 114 to allow a creditor to use existing methods for recognizing interest income on an impaired loan. There was no impact on consolidated net income resulting from the implementation of these statements. Prior period financial information has been restated to reflect the reclassification of in-substance foreclosures to non-performing loans.

     A loan is considered impaired when, based on current information and events, it is probable that a creditor will be unable to collect all amounts due according to the contractual terms of the loan agreement. This category currently includes all commercial loans on non-accrual status and certain restructured loans. Large groups of smaller-balance, homogeneous loans such as residential mortgage and consumer loans that are collectively evaluated for impairment are not included in impaired loans.

     The average recorded investment in impaired loans was $82.9 million in 1995. The recorded investment in impaired loans at

December 31, 1995 was $76.7 million. The recorded investment for which there is a related allowance for possible loan losses was $36.4 million at December 31, 1995 and the related allowance was $10.3 million. The recorded investment for which there is no related allowance for possible loan losses was $40.3 million.

     Interest income is not accrued on commercial loans where management has determined that borrowers may be unable to meet contractual principal or interest payments, or where such payments are 90 or more days past due unless the loan is well secured and in the process of collection. Interest collections on nonaccrual loans for which the ultimate collectibility of principal is uncertain are applied as principal reductions. Otherwise, such collections are credited to income when received. Interest on loans that have restructured is recognized according to the renegotiated terms. The amount of interest income recognized on impaired loans, using the cash-basis method of accounting, was $845.4 thousand for the year ended December 31, 1995.

Allowance for Possible Loan Losses

     The allowance for possible loan losses is established through provisions for possible loan losses charged against income. Loans deemed to be uncollectible are charged against the allowance. Subsequent recoveries, if any, are credited to the allowance. The balance in the allowance is based on a periodic evaluation of the loan portfolio and reflects an amount that in management's opinion is adequate to absorb losses inherent in the portfolio.

     When establishing the appropriate levels for the provision and the allowance for possible loan losses, management performs an analysis of the loan portfolio by considering a variety of factors. This analysis includes periodic reviews by loan officers, credit review and loan workout personnel of all borrowers with aggregate balances of $500,000 or greater. Meridian also reviews, at least on a quarterly basis, problem borrowers with balances of $250,000 or greater, as well as selected lower balance loans. Consideration is given to the impact of current and anticipated economic conditions, the diversification of the loan portfolio, historical loss experience, delinquency statistics, reviews performed by loan officers who are primarily responsible for compliance with established lending policy, the perceived financial strength of borrowers, and the perceived adequacy of underlying collateral. Consideration is also given to examinations performed by regulatory authorities.

Premises and Equipment

     Premises and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is computed on the straight line method and is charged to operations over the estimated useful lives of the related assets. Leasehold improvements are amortized on a straight line basis over the terms of the respective leases or the estimated useful lives of the improvements, whichever is shorter.

Other Assets

     Goodwill is the excess of the purchase price over the fair value of net assets of companies acquired through business combinations accounted for as purchases. Included in other assets is $85.2 million of goodwill that is being amortized using the straight line method over various periods not exceeding 15 years.

     Core deposit intangibles are a measure of the value of consumer demand and savings deposits acquired in business combinations accounted for as purchases. Included in other assets is $27.6 million of core deposit intangibles which are being amortized on an accelerated method, with at least two-thirds of the original balance being amortized within seven years following the date of acquisition.

     The recoverability of the carrying value of intangible assets is evaluated on an ongoing basis and permanent declines in value, if any, are charged to expense.

     Statement of Financial Accounting Standards No. 121,

"Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of "(FAS 121") was issued in March 1995. FAS 121, which is effective beginning with 1996, addresses the accounting for and the measurement of the impairment of long-lived assets that either will be held and used in operations or that will be disposed of. The impact that FAS 121 will have on Meridian's future results of operations cannot be estimated with certainty at the current time. However, the adoption of FAS 121 is not expected to have a material impact on Meridian's financial condition.

     Assets acquired in foreclosures consist of real estate acquired through foreclosure or in settlement of debt. These assets are carried at the lower of cost or fair value less estimated costs of disposal.

Trust Assets

     Assets held by Meridian in a fiduciary or agency capacity for customers are not included in the consolidated financial statements since such items are not assets of Meridian or its subsidiaries. Trust income is reported on the accrual method.

Mortgage Banking

     Prior to the third quarter of 1993, mortgage servicing fees received from permanent investors for servicing their loan portfolios were recorded as income when received. Mortgage loan servicing included collecting monthly mortgagor payments, forwarding payments and related accounting reports to investors, collecting escrow deposits for the payment of mortgagor property taxes and insurance, and paying taxes and insurance from escrow funds when due.

     In the third quarter of 1993 Meridian decided to refocus its mortgage activities on the origination of residential loans and to substantially reduce the scope of its mortgage servicing business. Mortgage servicing intangibles and other related assets were carried at fair value and were included in mortgage loans and other assets held for sale in the consolidated balance sheet at December 31, 1993. The majority of these assets were sold in 1994.

     Acquisition costs of mortgage servicing rights purchased prior to the third quarter of 1993 were capitalized and amortized in proportion to, and over the period of, estimated net servicing revenue (undiscounted servicing revenues in excess of undiscounted servicing costs). There was an insignificant amount of amortization in 1994 and none in 1995 since all purchased mortgage servicing rights have been sold or written-off.

     Excess servicing fees were computed as the present value of the difference between the estimated future net revenues and normal servicing revenues as established by the federally sponsored secondary market makers. Resultant premiums were deferred and amortized over the estimated life of the related mortgages using the constant yield method.

     The amortization of both purchased mortgage servicing rights and excess servicing fees was recorded as a reduction of servicing revenue.

     Loans and other assets held for sale are carried at the lower of aggregate cost or fair value, with resulting gains and losses included in other income. The fair value calculation includes consideration of all open positions, outstanding commitments from investors and related fees paid.

     Statement of Financial Accounting Standards No. 122, "Accounting for Mortgage Servicing Rights - an amendment of FASB Statement No. 65" ("FAS 122") was issued in May 1995 to modify the treatment of capitalized mortgage servicing rights by mortgage banking enterprises. FAS 122, which is effective beginning with 1996, amends FASB Statement No. 65 to eliminate the separate treatment of servicing rights acquired through loan originations versus those acquired through purchase. The adoption of FAS 122 is not expected to have a material impact on Meridian's results of operations or financial condition.


Securities Operations

     Off-balance sheet derivative products used by the securities operations mostly include tender option bonds, treasury float agreements, and forward commitments to purchase and sell loans and securities. Tender option bonds represent a contingent liability to purchase securities. Realized gains and losses and net interest spread earned on these products are included in non-interest income. Treasury float agreements represent purchased option contracts. The premiums paid for these contracts are amortized over the option periods. Forward commitments to purchase and sell loans and securities consist primarily of forward commitments to sell mortgage-backed securities, which are used to hedge mortgage loans held in the trading account. These commitments are marked to fair value with unrealized gains and losses recorded in non-interest income. Collateralized mortgage obligation residuals, rights acquisition contracts and guaranteed interest rate contracts are other financial instruments and are included in the consolidated financial statements in investment securities, investment securities available for sale, and interest-bearing deposits, respectively.

Income Taxes

     Certain items of income and expense are included in one reporting period for financial accounting purposes and another reporting period for income tax purposes. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement and tax bases of existing assets and liabilities.

Employee Benefits

     Meridian has a non-contributory defined benefit pension plan covering substantially all employees who qualify as to age and length of service. The plan benefits are based on years of service and an earnings formula that considers average salaries during a defined period prior to retirement.

     The projected unit credit method is used to measure net periodic pension cost over employees' service lives. The plan is funded using the projected unit credit method to the extent deductible under existing federal income tax regulations.

     Meridian currently provides postretirement health care and life insurance benefits to its employees. The medical portion is contributory and life insurance coverage is non-contributory to the participants. The expected cost of these benefits is accrued over the period the employee earns the benefits. There are currently no plan assets attributable to these postretirement benefits.

     Effective January 1, 1995, all employees of Meridian and its subsidiaries with two years of service began participating in a non-contributory employee stock ownership plan. Compensation cost is being recognized based on the fair market value of the shares committed to be released to employees.

Treasury Stock

     The purchase of Meridian's common stock is recorded at cost. At the date of subsequent reissue, the treasury stock account is reduced by the cost of such stock on a first-in-first-out basis.

Preferred Stock

     Meridian has 25 million shares of preferred stock authorized that carries a $25.00 par value per share. No shares of preferred stock were issued and outstanding as of December 31, 1995. Meridian's Board of Directors has the authority to issue the preferred stock from time to time as a class without series, or in one or more series.

Earnings Per Share

     Primary earnings per share is computed by dividing net income by the weighted average number of common stock and common stock equivalents outstanding during the year. Stock options and warrants are considered common stock equivalents and are included in the computation of the number of outstanding shares using the treasury stock method, unless such options are anti-dilutive. Fully diluted earnings per share gives effect to the assumed conversion of any convertible preferred stock as well as to the exercise of stock options. For the purposes of computing primary and fully diluted earnings per share, committed to be released and allocated shares in the employee stock ownership plan are considered outstanding.

Note 2:  Mergers and Acquisitions

     On May 24, 1995, Meridian and United Counties Bancorporation announced a definitive agreement to merge in a transaction which was accounted for as a pooling-of-interests. Under the terms of the agreement, the transaction was a tax-free exchange of five shares of Meridian stock for each share of United Counties stock. Shareholders of United Counties approved the merger at a meeting on February 7, 1996. The transaction closed on February 23, 1996.

     On October 10, 1995, Meridian and CoreStates Financial Corp. announced a definitive agreement to merge in a transaction expected to be accounted for as a pooling-of-interests. The transaction would be a tax-free exchange of 1.225 shares of CoreStates common stock for each share of Meridian common stock. Shareholders of both corporations approved the merger at separate meetings on February 6, 1996. The merger, which is subject to approval by regulators, is expected to close in the second quarter of 1996.

     A summary of selected unaudited historical financial information for CoreStates and United Counties follows:

                                                                         CoreStates                          United Counties
Year Ended December 31,                                    1995 (a)         1994           1993        1995 (b)    1994    1993
(in thousands, except per share amounts)                 ----------------------------------------    ------------------------------
Operating results:

  Net interest income                                     $1,488,534     $1,389,369     $1,325,271      $62,712  $66,230  $68,573

  Non-interest income                                        605,666        567,540        574,030       19,152    7,108    8,408

  Income before cumulative effect of a change
   in accounting principle                                   452,237        248,792        362,429       32,189   23,792   24,193

  Per common share data:

    Income before cumulative effect of a change
     in accounting principle                                    3.22           1.75           2.49        15.00    11.12    11.29

Average common shares outstanding                            140,600        142,498        145,398        2,146    2,139    2,142


At December 31
(in millions, except per share amounts)

Assets                                                       $29,621        $29,325        $28,435       $1,621   $1,681   $1,687

Loans                                                         21,047         20,526         19,776          387      374      376

Deposits                                                      21,502         22,041         21,132        1,312    1,355    1,393

Common shareholders' equity                                    2,379          2,350          2,368          205      182      158

Book value per common share                                    17.24          16.22          16.29        95.19    84.55    74.02

(a) In March 1995, CoreStates completed an intensive review of its operations and businesses and announced a corporate-wide process redesign plan, which restructures its banking services around customers and enhances employees' authority to make decisions to benefit customers. As a result of this process redesign, CoreStates recorded a $110 million pre-tax restructuring charge, $70.0 million after-tax or $0.49 per share, in March 1995. CoreStates recorded restructuring-credits of $3.0 million, $1.9 million after-tax or $0.01 per share in the second quarter of 1995 and $2.4 million, $1.5 million after-tax or $0.01 per share in the third quarter of 1995, related to gains on the curtailment of future pension benefits associated with employees terminated during the second and third quarters.

(b) Includes a gain of $12.0 million ($7.6 million after-tax or $3.56 per share) on the exchange of investment securities.

    A summary of unaudited pro forma financial information for Meridian and United Counties and for Meridian, CoreStates and United Counties as if both transactions had occurred on January 1, 1993 is as follows:

                                            Meridian and United Counties    Meridian, CoreStates and United Counties

    Year Ended December 31,                     1995     1994     1993          1995     1994     1993
    (in millions, except per share amounts)  ------------------------------------------------------------
    Net interest income                         $678     $679     $686        $2,167   $2,068   $2,011

    Non-interest income                          276      234      282           881      801      856

    Income before cumulative effect of a
      change in accounting principle             202      186      175           655      436      538

    Per common share                            3.03     2.72     2.57          2.95     1.93     2.35

    Average common shares outstanding         66,682   68,356   67,904       222,285  226,234  228,580

    Assets                                    16,391   16,744   15,781        46,011   46,069   44,216

    Deposits                                  12,461   12,734   12,739        33,964   34,775   33,871

NOTE 3: Investment Securities, Investment Securities Available for Sale and Securities Gains

Investment Securities
   A summary of the amortized cost and approximate fair value of investment securities included in the Consolidated Balance Sheets is as follows:

                                                          1995                     1994                     1993
                                                -----------------------   -----------------------   -----------------------
                                                            Approximate               Approximate               Approximate
                                                Amortized       Fair      Amortized       Fair      Amortized       Fair
                                                   Cost        Value         Cost        Value         Cost        Value
(Dollars in Thousands)                          ----------  -----------   ----------  -----------   ----------  -----------
United States Government Securities...........    $203,187     $204,822     $667,031     $638,476     $630,338     $635,047
Mortgage-Backed Securities
   Collateralized Mortgage Obligations........     753,815      751,598    1,380,105    1,311,068    1,240,901    1,241,026
   Other......................................           -            -      231,290      222,298      314,221      324,372
                                                ----------   ----------   ----------   ----------   ----------   ----------
       Total Mortgage-Backed Securities.......     753,815      751,598    1,611,395    1,533,366    1,555,122    1,565,398
State and Municipal Securities................     264,295      269,630      335,401      327,811      375,582      387,298
Other Securities..............................     117,251      117,120      258,592      253,654      223,442      225,357
                                                ----------   ----------   ----------   ----------   ----------   ----------
    Total Investment Securities...............  $1,338,548   $1,343,170   $2,872,419   $2,753,307   $2,784,484   $2,813,100
                                                ==========   ==========   ==========   ==========   ==========   ==========

A summary of the gross unrealized gains and losses of investment securities is as follows:

                                                          1995                      1994                     1993
                                                -----------------------   -----------------------   -----------------------
                                                  Gross        Gross        Gross        Gross        Gross        Gross
                                                Unrealized   Unrealized   Unrealized   Unrealized   Unrealized   Unrealized
                                                  Gains        Losses       Gains        Losses       Gains        Losses
(Dollars in Thousands)                          ----------   ----------   ----------   ----------   ----------   ----------
United States Government Securities...........      $2,018         $383         $162      $28,717       $5,644         $935
Mortgage-Backed Securities
   Collateralized Mortgage Obligations........       1,360        3,577           75       69,112        4,957        4,832
   Other......................................           -            -        1,056       10,048       10,492          341
                                                ----------   ----------   ----------   ----------   ----------   ----------
       Total Mortgage-Backed Securities.......       1,360        3,577        1,131       79,160       15,449        5,173
State and Municipal Securities................       5,510          175        2,802       10,392       11,942          226
Other Securities..............................         264          395          128        5,066        2,624          709
                                                ----------   ----------   ----------   ----------   ----------   ----------
    Total Investment Securities...............      $9,152       $4,530       $4,223     $123,335      $35,659       $7,043
                                                ==========   ==========   ==========   ==========   ==========   ==========

     The amortized cost and approximate fair value of investment securities at December 31, 1995 by contractual maturity are shown below. Expected maturities may differ from contractual maturities because certain borrowers have the right to call or prepay obligations.

                                                                    Approximate
                                                        Amortized      Fair
(Dollars in Thousands)                                    Cost        Value
                                                       ----------   ----------
 Other Than Mortgage-Backed Securities
       Due in one year or less.......................    $197,764     $197,858
       Due after one year but within five years......     270,108      274,222
       Due after five years but within ten years.....      92,631       94,205
       Due after ten years...........................      24,230       25,287
                                                       ----------   ----------
           Total.....................................     584,733      591,572
Mortgage-Backed Securities
          Collateralized Mortgage Obligations........     753,815      751,598
          Other......................................           -            -
                                                       ----------   ----------
              Total Mortgage-Backed Securities.......     753,815      751,598
                                                       ----------   ----------
           Total Investment Securities...............  $1,338,548   $1,343,170
                                                       ==========   ==========

     Investment securities carried at approximately $2.0 billion at December 31, 1995 were pledged as collateral for public deposits, trust deposits, repurchase agreements, and certain other deposits required by law. No securities of an individual issuer aggregated more than 10% of shareholders' equity at December 31, 1995. Tax-free income on investment securities and investment securities available for sale for 1995, 1994 and 1993 amounted to $18.3 million, $21.0 million and $24.3 million, respectively.

     During December 1995, as permitted by the Financial Accounting Standards Board in its "Guide to the Implementation of Statement No. 115 on Accounting for Certain Investments in Debt and Equity Securities." Meridian transferred investment securities of $921.2 million to investment securities available for sale. The unrealized loss on these securities at the date of transfer was $915 thousand.

Investment Securities Available For Sale
   A summary of the amortized cost and approximate fair value of investment securities available for sale included in the Consolidated Balance Sheets is as follows:


                                                                     1995                   1994                     1993
                                                             ----------------------  ----------------------  ----------------------
                                                                        Approximate             Approximate             Approximate
                                                             Amortized      Fair     Amortized      Fair     Amortized      Fair
(Dollars in Thousands)                                          Cost       Value        Cost       Value        Cost       Value
                                                             ---------- -----------  --------- ------------  ---------- -----------

 United States Government Securities....................       $684,490    $691,601   $282,500     $274,594    $103,086    $105,997
 Mortgage-Backed Securities
    Collateralized Mortgage Obligations.................        336,999     336,403     25,089       24,260       2,856       2,865
    Other...............................................        153,323     154,908     96,501       91,678     122,297     125,971
                                                             ---------- -----------  --------- ------------  ---------- -----------
        Total Mortgage-Backed Securities................        490,322     491,311    121,590      115,938     125,153     128,836
 State and Municipal Securities.........................         23,280      23,761     32,530       33,362      34,306      37,029
 Other Securities.......................................         79,865      82,897      9,163       11,100      13,118      16,290
                                                             ---------- -----------  --------- ------------  ---------- -----------
     Total Investment Securities Available for Sale.....     $1,277,957  $1,289,570   $445,783     $434,994    $275,663    $288,152
                                                             ========== ===========  ========= ============  ========== ===========

A summary of the gross unrealized gains and losses of investment securities available for sale is as follows:

                                                                 1995                     1994                      1993
                                                        -----------------------   -----------------------   ----------------------
                                                          Gross        Gross        Gross        Gross        Gross        Gross
                                                        Unrealized   Unrealized   Unrealized   Unrealized   Unrealized   Unrealized
                                                          Gains        Losses       Gains        Losses       Gains        Losses
(Dollars in Thousands)                                  ----------   ----------   ----------   ----------   ----------   ----------

United States Government Securities.....................   $8,143       $1,032         $105       $8,011       $2,998          $87
Mortgage-Backed Securities
   Collateralized Mortgage Obligations..................    2,973        3,569            -          829            9            -
   Other................................................    1,933          348           72        4,895        3,773           99
                                                        ----------   ----------   ----------   ----------   ----------   ----------

       Total Mortgage-Backed Securities.................    4,906        3,917           72        5,724        3,782           99
State and Municipal Securities..........................      491           10          958          126        2,723            -
Other Securities........................................    3,288          256        2,121          184        3,189           17
                                                        ----------   ----------   ----------   ----------   ----------   ----------

    Total Investment Securities.........................  $16,828       $5,215       $3,256      $14,045      $12,692         $203
                                                        ==========   ==========   ==========   ==========   ==========   ==========


     The amortized cost and approximate fair value of investment securities available for sale at December 31, 1995 by contractual maturity are shown below. Expected maturities may differ from contractual maturities because certain borrowers have the right to call or prepay obligations.

                                                                            Approximate
                                                                Amortized       Fair
                                                                   Cost        Value
(Dollars in Thousands)                                         -----------  -----------
Other Than Mortgage-Backed Securities
       Due in one year or less................................    $365,114     $368,052
       Due after one year but within five years...............     407,812      415,222
       Due after five years but within ten years..............       5,381        5,462
       Due after ten years....................................       9,328        9,523
                                                               -----------  -----------
           Total..............................................     787,635      798,259
Mortgage-Backed Securities
      Collateralized Mortgage Obligations.....................     336,999      336,403
      Other...................................................     153,323      154,908
                                                               -----------  -----------
          Total Mortgage-Backed Securities....................     490,322      491,311
                                                               -----------  -----------
           Total Investment Securities Available for Sale.....  $1,277,957   $1,289,570
                                                               ===========  ===========

Total Securities Gains
   Total gains from securities transactions (excluding trading account securities), which were included in the following categories in the non-interest income section of the Consolidated Statements of Income, are as follows:

                                                                      1995         1994         1993
                                                                     ------       ------       ------
Broker-Dealer and Investment Banking Income....................        $356       $1,809       $2,046
Net Securities Gains...........................................       7,965        2,998       25,280
                                                                     ------       ------       ------
        Total Securities Gains.................................      $8,321       $4,807      $27,326
                                                                     ======       ======      =======

   Proceeds from the sale of securities for the years ended December 31, 1995, 1994 and 1993 were $364.6 million, $82.1 million and $850.3 million. Gross gains on these sales were $9.1 million, $5.1 million and $27.6 million and gross losses were $741 thousand, $266 thousand and $203 thousand in 1995, 1994 and 1993, respectively.

NOTE 4:  LOANS
 A summary of loans included in the Consolidated Balance Sheets is as follows:

                                                       December 31,
                                             ------------------------------
(Dollars in Thousands)                            1995           1994
                                              -------------  -------------

Commercial Loans
 Real Estate - Commercial Mortgage...........    $1,665,138     $1,702,816
 Real Estate - Construction..................       227,867        278,271
 Commercial, Financial and Agricultural......     4,215,005      4,006,360
                                                 ----------     ----------
   Total Commercial Loans....................     6,108,010      5,987,447
                                                 ----------     ----------
Real Estate - Residential....................     1,297,505      1,217,359
Consumer Loans
 Real Estate - Home Equity...................     1,137,360        744,022
 Revolving Credit............................       148,757        110,049
 Other Consumer Loans........................     1,580,301      1,816,716
                                                 ----------     ----------
   Total Consumer Loans......................     2,866,418      2,670,787
                                                 ----------     ----------
Total Loans, Gross...........................    10,271,933      9,875,593
  Less Unearned Discount.....................       108,082        112,070
                                                 ----------     ----------
Total Loans, Net of
  Unearned Discount..........................   $10,163,851     $9,763,523
                                                ===========     ==========

     Included within the loan portfolio are restructured loans and loans on which Meridian has discontinued the accrual of interest. Such loans amounted to $76.7 million, $96.2 million, and $149.7 million at December 31, 1995, 1994, and 1993, respectively. If these non-performing loans had been current in accordance with their original terms and had been outstanding throughout the period, gross interest income for 1995, 1994, and 1993 would have increased $7.6 million, $9.6 million, and $9.5 million, respectively. Interest income on these non-performing loans included in income for 1995, 1994, and 1993 amounted to $1.2 million, $868.0 thousand, and $706.0 thousand, respectively.
     Tax-free income on loans for 1995, 1994, and 1993 amounted to $10.6 million, $10.8 million, and $14.4 million, respectively.
     Loan concentrations are considered to exist when there are amounts loaned to a multiple number of borrowers engaged in similar activities which would cause their ability to meet contractual obligations to be similarly impacted by economic or other conditions. At December 31, 1995, Meridian's commercial loans and commitments did not have any industry concentration or other known concentration (as defined) that exceeded 10% of total loans and commitments.

NOTE 5:  ALLOWANCE FOR POSSIBLE LOAN LOSSES

     A summary of activity in the allowance for possible loan losses follows:



                                                   1995       1994       1993
                                               --------   --------   --------
     (Dollars in Thousands)
     Balance at Beginning of Period........... $169,402   $175,078   $166,842
     Additions (Deductions)
         Acquired Allowances..................    -          1,168      3,094

         Other Deductions.....................    -         (2,377)     -

         Loans Charged-Off....................  (60,255)   (52,233)   (64,830)

         Recoveries on Charged-Off Loans......   15,627     19,680     11,191
                                               --------   --------   --------

     Net Loans Charged-Off....................  (44,628)   (32,553)   (53,639)
                                               --------   --------   --------


     Provision Charged to Operating Expense...   39,377     28,086     58,781
                                               --------   --------   --------

     Balance at End of Period................. $164,151   $169,402   $175,078
                                               ========   ========   ========

  NOTE 6:  LONG-TERM DEBT AND OTHER BORROWINGS
  Long-term debt and other borrowings consisted of the following:


  December 31,                                           1995        1994
  (Dollars in Thousands)                           ----------  ----------
  Floating Rate Subordinated Notes, Due 1996.....     $75,000     $75,000
  6.625% Subordinated Notes, Due 2003............     149,287     147,945
  7.875% Subordinated Notes, Due 2002............      99,773      98,977
  7.06% Note, Due 1997...........................       2,223       2,223
  6.625% Note, Due 2000..........................     149,902           -
  Mortgages Payable and Capitalized Lease
    Obligations (See Note 9).....................      16,292      18,623
  Federal Home Loan Bank Advances Due 1995-1996
    with Fixed Rates from 6.61% to 7.19%.........      10,000      20,000
  Federal Home Loan Bank Community Investment
    Program, 6.66% Fixed Rate Note, Due 2016.....       2,888           -
  4.80% Fixed Rate Note, Due 1996................       8,400       8,400
  Other Borrowings...............................           -         985
                                                   ----------  ----------
       Total.....................................    $513,765    $372,153
                                                   ==========  ==========

       The floating rate subordinated notes bear interest at a rate of 1/8 of 1% above the arithmetic mean of London interbank offering quotations for three-month Eurodollar deposits, determined quarterly.
  The notes carry a floor interest rate of 5 1/4%. The notes are subordinate and junior in right of payment to senior indebtedness of Meridian. Since December 1, 1988, Meridian has had the option to exchange the notes for capital securities or, under certain circumstances, cash, prior to the maturity of the notes on December 1, 1996. The effect of the capital securities which may be issued in connection with these notes has not been included in the computation of earnings per share. In
  December  1993, Meridian received approval from the Federal Reserve
  Bank to revoke its obligation to exchange the notes for capital securities at maturity.
       Meridian has long-term borrowings from the Federal Home Loan
  Bank which total $12.9 million. These borrowings require membership in the Federal Home Loan Bank of Pittsburgh and the maintenance of available collateral with a fair value which approximates the total amount of the outstanding debt.

       Meridian also has $8.4 million of collateralized borrowings from the Student Loan Marketing Association, due March 20, 1996, at a rate of 4.80%.
       The remaining long-term debt consists of debt of Meridian's banking subsidiaries and is subordinated in the right of payment to the depositors of such subsidiaries. Substantially all of the notes are redeemable prior to maturity at certain amounts based on sinking fund provisions or, when applicable, approval of the appropriate regulatory agency.
       Meridian had unused lines of credit of $10 million at December 31, 1995 and $30 million at December 31, 1994.
       Meridian has short-term borrowings, primarily federal funds purchased and securities sold under agreement to repurchase, amounting to $1,518 million and $1,813 million at December 31, 1995 and 1994, respectively. The weighted average interest rate on these borrowings at December 31,1995, was 4.93%. The average interest paid on these borrowings was 5.66% and 4.31% for the years ended December 31, 1995 and 1994, respectively. The maximum amount outstanding at any month-end was $2,032 million in 1995, $1,946 million in 1994 and $1,209 million in 1993.

Note 7:  DIVIDEND, CAPITAL AND OTHER REGULATORY RESTRICTIONS

     Various laws restrict the amount of dividends that can be paid to Meridian by its subsidiary banks without regulatory approval. Under current regulations, Meridian's subsidiary banks, without prior approval of bank regulators, may declare dividends to Meridian in 1996 totalling $121.1 million plus additional amounts equal to the net profits earned by such subsidiary banks for the period of January 1, 1996 through the date of declaration, less dividends previously paid in 1996.

     The Federal Reserve Act also places restrictions on the amount of credit that may be extended to Meridian by its subsidiary banks. During 1995, there were no loans or advances made to Meridian by any of its subsidiary banks.

     Meridian's banking subsidiaries are required to maintain reserve balances with the Federal Reserve. These balances totalled $245.8 million at December 31, 1995 and averaged $127.7 million for the year then ended.

NOTE 8: EMPLOYEE BENEFIT PLANS

Pension Plans

   Total pension expense for 1995, which includes several informal pension arrangements in addition to the Meridian plan, was $3.9 million. Total pension expense for 1994 and 1993 was $4.3 million and $2.9 million, respectively.

   Net periodic pension expense (credit) of the Meridian plan includes the following components:


(Dollars in Thousands)            1995       1994       1993
                                  ----       ----       ----

Service Cost-Benefits
  Earned During the Year        $  7,454   $  8,743   $  7,299

Interest Cost on Projected
  Benefit Obligation              12,632     12,288     11,167

Actual Return on
  Plan Assets                    (47,667)     4,425    (15,985)

Amortization of Unrecognized
  Net Assets and Other
  Deferred Amounts - Net          26,541    (21,859)      (530)
                                --------   --------   --------

NET PERIODIC PENSION
  EXPENSE (CREDIT)              $ (1,040)  $  3,597   $  1,951
                                ========   ========   ========

  The following table sets forth the funded status of the Meridian plan and amounts recognized in the Consolidated Balance Sheets at December 31.


(Dollars In Thousands)                1995      1994
                                      ----      ----
Projected Benefit Obligation
  Accumulated Benefit Obligation
    Vested Benefits                 $136,265  $ 94,647
    Non-Vested Benefits                9,084     5,969
  Effect of Projected Future
    Compensation Increases            53,497    42,276
                                    --------  --------
    PROJECTED BENEFIT OBLIGATION     198,846   142,892
Less Fair Value of Plan Assets       212,003   169,794
                                    --------  --------

PLAN ASSETS IN EXCESS OF
   PROJECTED BENEFIT OBLIGATION       13,157    26,902

Less Unrecognized Net Gain Due
  to Past Experience Different
  from Assumptions Made                4,027    17,956
Less Unrecognized Net Transition Asset
   Amortized Over Employee
   Service Lives                       3,021     3,877
                                      ------   -------
NET PENSION ASSET RECOGNIZED
   IN BALANCE SHEET AT
   DECEMBER 31                        $6,109   $ 5,069
                                      ======   =======

     Net periodic pension expense is determined using certain assumptions as of the beginning of the year whereas the funded status of the plan is determined using assumptions as of the end of the year.

     The discount rate used in determining the actuarial present value of Meridian's projected benefit obligation was 7.0% in 1995, 8.25% in 1994, and 7.0% in 1993. The expected long-term rate of return on plan assets was 9.5% in 1995, 1994 and 1993. The rate of increase in future compensation levels was 5.3% in 1995, 1994 and 1993.

     The assets of the Meridian plan are administered by Meridian Asset Management, Inc., and consist primarily of common stock, fixed income securities such as obligations of the United States government and corporations, and units of certain common trust funds.

     Meridian provides postretirement health care and life insurance plans to its employees. The medical portion is contributory and life insurance coverage is noncontributory to the participants. Effective January 1, 1993, Meridian adopted Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions". The new accounting rules require the accrual of the expected cost of these benefits over the period the employee earns the benefits. Meridian elected to defer and amortize over 20 years the cumulative obligation for such benefits at the beginning of 1993.

     The annual expense of Meridian's postretirement benefits other than pensions under these new accounting rules was $2.7 million in 1995 and $4.6 million in 1994. The health care trend rate assumption used to determine accumulated benefit obligations applicable to these benefits was 9.0% for 1996 decreasing over time to an annual rate of 5.5% and remaining at that level thereafter. The discount rate used in determining the present value of the projected benefit obligation was 7.0%.

   Net periodic expense of the Meridian postretirement healthcare and life insurance plans includes the following components:


(Dollars in Thousands)                 1995    1994
                                      ------  ------
Service Cost-Benefits                 $  653  $1,060
 Earned During the Year

Interest Cost on Accumulated
 Postretirement Benefit Obligation     1,688   2,100

Amortization of Unrecognized
  Net Transition Obligation
  Over 20 Years                          824   1,440
                                      ------  ------

NET PERIODIC EXPENSE                  $3,165  $4,600
                                      ======  ======

  The following table sets forth the funded status of the Meridian postretirement healthcare and life insurance plans and amounts recognized in the Consolidated Balance Sheets at December 31. There are currently no plan assets attributable to these postretirement benefits.



(Dollars In Thousands)                  1995     1994
                                       -------  -------
Accumulated Postretirement Benefit
  Obligation                           $18,483  $30,274

Less Fair Value of Plan Assets               -        -
                                       -------  -------

ACCUMULATED BENEFIT OBLIGATION
IN EXCESS OF PLAN ASSETS                18,483   30,274

Plus Unrecognized Net Gain Due
  to Past Experience Different
  from Assumptions Made                  5,802    1,983

Less Unrecognized Net Transition
  Obligation                            11,436   24,385
                                       -------  -------
NET LIABILITY RECOGNIZED IN BALANCE
   SHEET AT DECEMBER 31                $12,849  $ 7,872
                                       =======  =======

     A change in the health care trend rate assumption of one percent would increase annual service cost by approximately $5,000 and the accumulated postretirement benefit obligation at December 31, 1995 by approximately $50,000.

     Effective January 1, 1994, Meridian adopted Statement of Financial Accounting Standards No. 112, "Employers' Accounting for Postemployment Benefits". This statement establishes standards for employers who provide benefits to former employees after employment but before retirement. Such benefits include, among other things, severance, disability, and workers' compensation benefits. The implementation of these new accounting rules resulted in a charge of $4.2 million ($2.7 million after-tax or $.05 per share) in the first quarter of 1994. Total postemployment benefits expense was $221 thousand for 1995.

Savings Plan

     Meridian also offers a savings plan which covers substantially all employees who qualify as to age and length of service. A participating employee must contribute at least 1% and may contribute a maximum of 10% of his or her compensation. Meridian will match up to the first 4% that each employee contributes. In 1994 Meridian matched up to the first 6% that each employee contributed. Investment options include Meridian common stock. Contributions are charged to current expense. The total expense relating to the Meridian savings plan was $5.0 million in 1995, $7.6 million in 1994, and $7.1 million in 1993.

Employee Stock Ownership Plan

     Effective January 1, 1995, all employees of Meridian and its subsidiaries with two years of service are participating in a non-contributory employee stock ownership plan (ESOP). The ESOP is a leveraged plan and is funded through a direct loan from Meridian. The ESOP has acquired a total of 2,000,000 shares of Meridian common stock for distribution to eligible employees ratably over a 20 year period. Compensation cost will be recognized based on the fair market value of the shares committed to be released to employees. Total compensation cost recognized in 1995 was $3.6 million. No compensation cost was recognized in 1994. Dividends on allocated shares will be paid to participants and will be charged to retained earnings. Dividends on unallocated shares and additional cash contributions from Meridian will be used by the ESOP for debt service.


Stock Option Plan

     Under Meridian's stock option plan, options to acquire a maximum of 3,500,000 shares of common stock may be granted to key officers. The plan provides for the granting of options at the fair market value of Meridian's common stock at the time the options are granted. Each option granted under the plan may be exercised within a period of ten years from the date of the grant; however, no option may be exercised within one year from the date of grant.

     A stock appreciation rights (SARs) plan grants SARs in tandem with stock option grants, up to a maximum of 750,000 units. The exercise of SARs reduces the stock options otherwise exercisable;

similarly, the exercise of stock options cancels the corresponding SARs. There were no SARs outstanding at December 31, 1995.



     Under Meridian's stock option plan, the exercisable option prices ranged from $10.50 to $33.00 at December 31, 1995. An analysis of the activity in this plan for the last three years follows:


Number of Common Shares        1995        1994        1993
                            ----------  ----------  ----------
Outstanding, January 1      2,239,437   2,318,032   1,521,507
Granted                       701,100      78,553   1,279,658
Exercised                    (876,053)   (123,286)   (468,463)
Lapsed                        (35,608)   ( 33,862)   ( 14,670)
                            ---------   ---------   ---------
Outstanding, December 31    2,208,876   2,239,437   2,318,032
                            =========   =========   =========
Exercisable, December 31    1,339,876   2,206,937   1,770,632
                            =========   =========   =========

     In October 1995, the Financial Accounting Standards Board issued SFAS No. 123, "Accounting for Stock-Based Compensation". This statement encourages the adoption of fair value accounting for stock options issued to employees. Further, in the event that fair value accounting is not adopted, the statement requires proforma disclosure of net income and earnings per share as if fair value accounting had been adopted. SFAS No. 123 is required to be adopted by Meridian in 1996. Management currently expects that it will not adopt fair value accounting for stock options issued to employees and, therefore, does not expect the adoption of this statement to materially affect Meridian's results of operations or financial condition.

NOTE 9:  LEASES

     Meridian and its subsidiaries are committed under a number of capital and non-cancelable operating leases for facilities and equipment with initial or remaining terms in excess of one year. The minimum annual rental commitments under these leases at December 31, 1995 are as follows:

                                  Capital     Operating
                                   Leases        Leases
                                 --------     ---------
(Dollars in Thousands)
1996..........................     $3,659       $12,194
1997..........................      2,980         9,758
1998..........................      1,971         9,165
1999..........................      1,629         8,214
2000..........................      1,087         7,764
2001 and Subsequent...........     17,238        22,436
                                 --------      --------
Total Minimum Lease
  Payments....................     28,564       $69,531
                                 --------      ========
Amounts Representing
  Interest....................     14,617
                                 --------
Present Value of Net Minimum
  Lease Payments..............    $13,947
                                 ========

     Total rental expense for all operating leases for 1995, 1994 and 1993 amounted to $20.4 million, $21.7 million, and $20.5 million, respectively.

NOTE 10:  INCOME TAXES

The provision for income taxes consists of the following:

                                                                                 1995          1994           1993
                                                                             ------------  ------------  --------------
(Dollars in Thousands)

Current Expense - Federal....................................................    $92,941       $41,586        $57,017
State Expense................................................................      3,463         2,607          2,677
Deferred Expense (Benefit) - Federal.........................................    (11,767)       26,407           (626)
                                                                             ------------  ------------  --------------
Total Income Tax Expense.....................................................    $84,637       $70,600        $59,068
                                                                             ============  ============  ==============

    Effective January 1, 1993, Meridian adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS No. 109), which requires a change from the deferred method of accounting for income taxes to the liability method. Under the liability method, deferred tax assets and liabilities are recognized for future tax consequences attributable to temporary differences between the financial statement and tax bases of existing assets and liabilities. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date of the rate change.

    As permitted by SFAS No. 109, Meridian has elected not to restate the financial statements of any prior years. The implementation of these new tax accounting rules resulted in an increase in consolidated net income of $7.2 million in the first quarter of 1993. This amount represents the cumulative effect of adopting SFAS No. 109 at the beginning of 1993.

    At December 31, 1995, deferred tax assets amounted to $97.4 million and deferred tax liabilities amounted to $67.0 million. No valuation allowance has been established for deferred tax assets because managment believes that it is more likely than not that the deferred tax assets will be realized. Deferred tax assets are realizable primarily through carryback of existing deductible temporary differences to recover taxes paid in prior years and through future reversal of existing taxable temporary differences.

The effective tax rate is less than the federal statutory rate in each year as a result of the following items:
(Dollars in Thousands)

                                                                       1995                 1994                  1993
                                                              --------------------- --------------------- ---------------------
                                                                            % Of                  % Of                  % Of
                                                                           Pre-Tax               Pre-Tax               Pre-Tax
                                                                Amount     Income     Amount     Income     Amount     Income
                                                              ---------- ---------- ---------- ---------- ---------- ----------
Federal Income Tax at Statutory Rate........................   $89,058       35.0%    $81,441     35.0%     $73,355     35.0%
Increase (Decrease) in Tax Rates Resulting from
  Tax-Exempt Interest Income on Investment Securities.......    (6,832)      (2.7)     (7,567)    (3.3)      (9,218)    (4.4)
  Tax-Exempt Interest Income on Loans.......................    (3,684)      (1.4)     (3,768)    (1.6)      (5,022)    (2.4)
  Interest Disallowance on Tax-Exempt Assets................       877         .4         945       .4        1,457      0.7
  Non-deductible Merger Related Expenses....................     3,500        1.4           0                     0
  Other, Net................................................     1,718         .6        (451)     (.2)      (1,504)    (0.7)
                                                              ---------- ---------- ---------- ---------- ---------- ----------
Total Income Tax Expense....................................   $84,637       33.3%    $70,600     30.3%     $59,068     28.2%
                                                              ========== ========== ========== ========== ========== ==========

The components of deferred tax assets and liabilities are as follows:


December 31,                                                                     1995          1994
(Dollars in thousands)                                                       ____________  ____________
Deferred Tax Assets
  Provision for Possible Credit Related Losses in Excess of Charge-offs......    $61,187       $61,065
  Interest Income on Non-Accrual Loans.......................................        852         1,181
  Deferred Compensation......................................................      5,812         5,865
  Deferred Fees for Financial Accounting Purposes
       Recognized for Tax Purposes...........................................      7,726         7,653
  Expense Accruals not Deductible Until Paid for Tax Purposes................     16,280         3,793
  Differences Related to Financial and Tax Treatment
       of Other Real Estate Owned ...........................................      4,293         4,217
  Other......................................................................      1,242           348
                                                                             ------------  ------------
Total Deferred Tax Assets....................................................     97,392        84,122
                                                                             ------------  ------------
Deferred Tax Liabilities
  Differences Related to Financial and Tax
       Treatment of Leasing Activities.......................................     33,687        29,832
  Accelerated Tax Depreciation...............................................     14,229        13,442
  Differences Related to Financial and Tax
       Treatment of Investment Activities....................................        960         4,812
  Differences Related to Financial and Tax
       Treatment of Mortgage Banking Operations..............................      1,263         1,443
  Expenses Accelerated for Tax Purposes......................................     10,352         9,206
  Other......................................................................      6,497         6,750
                                                                             ------------  ------------
Total Deferred Tax Liabilities...............................................     66,988        65,485
                                                                             ------------  ------------
Net Deferred Tax Asset.......................................................    $30,404       $18,637
                                                                             ============  ============

NOTE 11:  FAIR VALUES AND OTHER INFORMATION FOR FINANCIAL
          INSTRUMENTS, INCLUDING DERIVATIVES

     Statement of Financial Accounting Standards No. 105 "Disclosure of Information about Financial Instruments with Off-Balance Risk and Financial Instruments with Concentrations of Credit Risk", Statement No. 107 "Disclosures about Fair Value of Financial Instruments" and Statement No. 119 "Disclosure about Derivative Financial Instruments and Fair Value of Financial Instruments" require the disclosure of estimated fair value of all asset, liability and off-balance sheet financial instruments, including derivatives, in addition to risks related to off-balance sheet instruments.

     Fair value estimates of Meridian's financial instruments are made at a point in time, based on relevant market information and available information about the financial instrument. Fair values are based on quoted market prices for financial instruments where prices exist in the market. In cases where quoted market prices are not available, fair values are derived from estimates using discounted cash flow or other valuation techniques. Because a quoted market price does not exist for a significant portion of Meridian's financial instruments, fair value estimates are based on judgments regarding future cash flow expectations, perceived credit risk, interest rate risk, prepayment risk, economic conditions, and other factors. The estimates are therefore subjective and may not reflect the amount that could be realized upon immediate sale of the instrument. Changes in the assumptions could also significantly affect the estimates. Also, the estimates do not reflect any additional premium or discount that could result from the sale of Meridian's entire holdings of a particular financial instrument.

     Only existing on and off-balance sheet financial instruments are subject to fair value estimates. A value is not assigned to fee-based businesses such as
Meridian's asset management and trust operations.   In addition,  Meridian
retains demand and savings deposits which aggregated $7.3 billion or 65% of all deposits at December 31, 1995. The value of such deposits results from the low-cost funding provided by these liabilities as compared to other funding sources. The substantial value of these deposits is not reflected in the fair value estimates because it is not a requirement of SFAS 107. The value of other non-financial instruments, such as property, plant and equipment is also not considered. In addition, tax implications related to the realization of unrealized gains and losses can significantly affect fair value and have not been considered in these estimates.

     Because of these reasons, the aggregate fair values presented are not meant to represent an estimate of the underlying value of Meridian taken as a whole at December 31, 1995 and 1994. The carrying and estimated fair values of financial instruments of Meridian are as follows:

                                            1995                   1994
                                            ----                   ----

                                    Carrying/              Carrying/
                                    Notional   Estimated   Notional   Estimated
(in thousands)                      Amount     Fair Value  Amount     Fair Value
                                    ---------  ----------  ---------  ----------
TRADING FINANCIAL INSTRUMENTS
- -----------------------------

On-Balance Sheet Financial Assets
- ---------------------------------

Mortgage Loans                        $64,244     $64,244   $285,975    $285,975
Investment Securities                  81,638      81,638     60,195      60,195

Off-Balance Sheet Financial Instruments
- ---------------------------------------

Derivatives
- -----------

Commitments to Purchase and
 Sell Mortgages                      $139,803       ($125)  $120,817       ($150)


NONTRADING FINANCIAL INSTRUMENTS
- --------------------------------

On-Balance Sheet Financial Assets
- ---------------------------------

Cash and Due from Banks              $839,010    $839,010   $669,642    $669,642

Short-term Investments                 72,530      72,530    220,418     220,418

Investment Securities               1,338,548   1,343,170  2,872,419   2,753,307

Investment Securities Available     1,289,570   1,289,570    434,994     434,994
  for Sale

Loans and Other Assets                124,592     124,592     90,590      90,590
  Held for Sale

Loans, Net                          9,614,337   9,861,665  9,322,365   9,323,043

Other Assets                          136,631     136,631    129,256     129,254

On-Balance Sheet Financial
 Liabilities
- --------------------------

Demand and Savings
  Deposits                         $7,265,418  $7,265,418 $7,656,291  $7,656,291

Time Deposits                       3,884,428   3,898,015  3,723,276   3,612,024

 Short-Term Borrowings              1,518,181   1,518,181  1,812,566   1,812,566

Long-Term Debt and Other              500,192     512,841    358,529     334,919
  Borrowings

Accrued Interest Payable               82,438      82,438     62,344      62,344


Certain non-financial assets and liabilities as defined in SFAS 107 have not been included in the accompanying table. Therefore, loans and long-term debt will not agree to the Consolidated Balance Sheet.

Off-Balance Sheet Financial Instruments
- ---------------------------------------

Derivatives
- -----------

Commitments to Purchase and
  Sell Mortgages and Securities
  (Including Forward Rate
   Agreements)                     $   150,904   $  1,814   $  134,869     ($506)

Tender Option Bonds                    208,103      4,995      255,948     5,709

Treasury Float Contracts               623,738        884    1,021,075     4,345

Interest Rate Swap Agreements        2,175,038      7,655    2,893,000  (100,906)

Purchased Interest Rate Floors         725,000 (1) 20,786      500,000        73

Caps Written as Part of
  Interest Rate Collars                200,000      1,363       ------    ------

Interest Rate Caps and Floors          188,322     ------      267,103    ------
  for Customers

Other Interest Rate Contracts           33,734          0       32,308       (20)

Other
- -----

Commitments to Extend Credit       $ 4,187,960      ($958)  $3,686,257     ($832)

Standby and Commercial Letters         597,145     (4,943)     514,697    (4,915)
  of Credit

Mortgage Loans Sold and Loan
  Servicing Acquired with
   Recourse                            427,798    (12,041)     533,438   (11,500)

(1) Includes $200,000 of floors purchased as part of interest rate collars.

   The following methods and assumptions were used by Meridian in estimating the fair value of its financial instruments:

   Cash and Due from Banks. The carrying amounts reported in the balance sheet approximate fair value due to the short-term nature of these assets.

   Short-Term Investments.   The carrying amounts of short-term investments on
the balance sheet approximate fair value since the maturity of these instruments is generally 90 days or less. For short-term investments with maturities of greater than 90 days, fair value estimates are based on market quotes for similar instruments, adjusted for such differences between the quoted instruments and the instruments being valued as to maturity and credit quality.

   Trading Account Assets. Trading account assets are marked-to-market for financial reporting purposes and therefore already approximate fair value. The fair value of investment securities held for trading are based on quoted market prices. The fair value of mortgage loans held for trading are based on market prices for comparable instruments, adjusted for differences between the two instruments such as credit quality.

   Investment Securities and Investment Securities Available for Sale. The fair values of investment securities and investment securities available for sale are based on quoted market prices as of the balance sheet date. For certain instruments, fair value is estimated by obtaining quotes from independent securities dealers.

   In accordance with SFAS No. 115, investment securities available for sale are marked-to-market for financial reporting purposes and therefore already approximate fair value.

   Loans. Fair values are estimated for portfolios of loans with similar financial characteristics. Loans are aggregated by commercial, residential real estate, and consumer categories. Each loan portfolio is further classified by variable rate or fixed rate loans and by performing or nonperforming loans.

   For performing variable-rate loans, carrying amounts approximate fair value, as these loans reprice frequently as market rates change. Additionally, most variable rate commercial loans are reviewed and extended on at least an annual basis. At the time of that review, these loans are repriced to reflect the current credit risk inherent in the loan. For performing fixed-rate loans, the fair value methodology varies according to each loan portfolio. Fair values for residential real estate and consumer loans are estimated using quoted market prices, where available. Where quoted market prices are not available, quotations are obtained for similar instruments and adjusted for such differences in loan characteristics as maturity and credit quality. The fair value of performing fixed-rate commercial loans is estimated by discounting the expected cash flows by a discount rate that reflects the interest rate and credit risk inherent in the loan. The estimated maturity of these loans reflects both contractual maturity and management's assessment of prepayments, economic conditions, and other factors that may affect the maturity of the portfolio. The discount rate is based on the rate that would be currently offered for loans with similar terms to borrowers of similar credit quality.

   Nonperforming loans are included in each of the loan portfolios previously described. The fair value of nonperforming loans is estimated by discounting the expected return of principal over the period of time Meridian anticipates receiving principal payments on the loan. The discount rate used is a rate reflective of the higher risk surrounding these assets compared to a performing loan.

   Accrued Interest Receivable and Other Assets. The carrying value of certain financial instruments included in these categories, such as accrued interest receivable, approximates fair value. For other financial instruments, such as assets related to servicing certain loans, fair value is estimated by discounting the scheduled cash flows through estimated maturity by a discount rate that reflects the interest rate and credit risk inherent in the instrument.

   Deposits. The fair value of deposits with no stated maturity, such as non-interest bearing deposits, NOW accounts, savings, and money market deposit accounts, is the amount payable on demand as of year end.

   For time deposits, fair value is estimated by discounting the contractual cash flows using a discount rate equal to the incremental borrowing rate for similar maturities.

   Short-Term Borrowings. The carrying values of federal funds purchased, securities sold under agreements to repurchase, and other short-term borrowings approximate fair values.

   Long-Term Debt and Other Borrowings. The fair values of long-term debt and other borrowings are estimated by discounting the contractual cash flows for each instrument. The discount rate applied is based on the current incremental borrowing rates for similar arrangements with similar maturities.

   Accrued Interest Payable and Other Liabilities. The carrying value of certain financial instruments included in these categories, such as accrued interest payable, approximates fair value.

   Off-Balance Sheet Financial Instruments, Including Derivatives. Meridian uses various off-balance sheet financial instruments, including derivatives, in conducting its business activities and in managing its balance sheet risks. The section of Management's Discussion and Analysis of Earnings and Financial Position titled Derivatives on pages 13 through 19 contains additional information on derivatives and is restated below.

     Derivatives. Meridian uses off-balance sheet derivative products as follows:

     . For interest rate risk management
     . In the securities unit (broker-dealer activities)

     Tables 4 and 5 from Management's Discussion and Analysis of Earnings and Financial Position provide information on derivative positions at December 31, 1995 and are restated below.

  Table 4  OFF-BALANCE SHEET DERIVATIVES
           MATURITIES AND OTHER INFORMATION

 December 31, 1994
  (Dollars in Thousands)                                                                                                    1999
                                                                                                                             and
  Consolidated Notional Amount                                          1995         1996         1997         1998       Beyond
  ----------------------------                                    ----------   ----------   ----------   ----------   ----------
    Related to Interest Rate Risk Management                        $968,908   $1,153,200     $768,700     $310,700     $482,903
    Related to Securities Unit (Broker-Dealer Activities)            352,889      123,073      132,517       88,992      843,238
                                                                  ----------   ----------   ----------   ----------   ----------
      Consolidated Derivatives                                    $1,321,797   $1,276,273     $901,217     $399,692   $1,326,141
                                                                  ==========   ==========   ==========   ==========   ==========
  Related to Interest Rate Risk Management
  ----------------------------------------
    Interest Rate Swaps
      Fixed Rate Receive
          Notional Amount                                           $850,000   $1,150,000     $535,000     $300,000            -
          Weighted Average Fixed Rate Receive                           5.51%        5.54%        5.58%        5.30%           -
          Weighted Average Floating Rate Pay                            6.25%        6.09%        5.89%        5.88%           -

      Fixed Rate Pay
          Notional Amount                                             50,000            -            -            -            -
          Weighted Average Floating Rate Receive                        8.50%           -            -            -            -
          Weighted Average Fixed Rate Pay                               6.81%           -            -            -            -

    Purchased Interest Rate Floors
          Notional Amount                                                  -            -      200,000            -     $300,000
          Weighted Average Rate                                            -            -         7.50%           -         6.67%

    Notional Amount of Other Contracts
          Interest Rate Caps and Floors for Customers                 36,600        3,200       33,700       10,700      182,903
          Other                                                       32,308            -            -            -            -
                                                                  ----------   ----------   ----------   ----------   ----------
  Total Interest Rate Risk Management                               $968,908   $1,153,200     $768,700     $310,700     $482,903
                                                                  ----------   ----------   ----------   ----------   ----------

  December 31, 1994                                                                                             Net
  (Dollars in Thousands)                                                                                 Unrealized
                                                                               Unrealized   Unrealized        Gains
  Consolidated Notional Amount                                         Total        Gains       Losses     (Losses)
  ----------------------------                                    ----------   ----------   ----------   ----------
    Related to Interest Rate Risk Management                      $3,684,411       $1,260    ($101,793)   ($100,533)
    Related to Securities Unit (Broker-Dealer Activities)          1,540,709       12,918       (3,840)       9,078
                                                                  ----------   ----------   ----------   ----------
      Consolidated Derivatives                                    $5,225,120      $14,178    ($105,633)    ($91,455)
                                                                  ==========   ==========   ==========   ==========
  Related to Interest Rate Risk Management

    Interest Rate Swaps
      Fixed Rate Receive
          Notional Amount                                         $2,835,000            -    ($101,491)   ($101,491)
          Weighted Average Fixed Rate Receive                           5.52%
          Weighted Average Floating Rate Pay                            6.08%

      Fixed Rate Pay
          Notional Amount                                             50,000         $905            -          905
          Weighted Average Floating Rate Receive                        8.50%
          Weighted Average Fixed Rate Pay                               6.81%

    Purchased Interest Rate Floors
          Notional Amount                                            500,000          355         (282)          73
          Weighted Average Rate                                         7.00%

    Notional Amount of Other Contracts
          Interest Rate Caps and Floors for Customers                267,103            -            -            -
          Other                                                       32,308            -          (20)         (20)
                                                                  ----------   ----------   ----------   ----------
  Total Interest Rate Risk Management                             $3,684,411       $1,260    ($101,793)   ($100,533)
                                                                  ----------   ----------   ----------   ----------

  Notes
  1. Maturity information reflects contractual terms based on interest rates in effect at December 31, 1994.
  2.  Fixed rate receive swaps convert retail deposits to floating rates.
  3. Fixed rates shown are rates over the life of the swaps; floating rates represent rates in effect at December 31, 1994.
  4. Fixed rate receive swaps contain (1) $225 million of indexed amortizing swaps, where amortization of the notional amount is dependent upon the level of short term interest rates and (2) $50 million of forward starting swaps.
  5. Weighted average rates shown for purchased floors are the exercise rates; payments will be received when market rates are below these predetermined exercise rates.
  6. Other contracts include customer caps and floors, forward delivery instruments to manage risks from mortgage operations, and foreign exchange contracts.

  Related to Securities Unit (Broker-Dealer Activities)
  -----------------------------------------------------
    Interest Rate Swaps
      Fixed Rate Receive
          Notional Amount                                                  -            -            -            -       $8,000
          Weighted Average Fixed Rate Receive                              -            -            -            -         7.09%
          Weighted Average Floating Rate Pay                               -            -            -            -         4.85%

    Tender Option Bonds
          Notional Amount                                            $51,236      $73,310      $84,710       $3,195       43,497
          Weighted Average Fixed Rate Receive                           8.08%        7.94%        7.85%        6.75%        8.04%
          Weighted Average Floating Rate Pay                            3.74%        3.84%        4.16%        4.75%        3.81%

    Treasury Float Contracts                                         110,205       44,065       42,970       82,221      741,614

    Commitments to Purchase or
      Sell Mortgages and Securities                                  191,448        5,698        4,837        3,576       50,127
                                                                   ---------    ---------    ---------     --------    ---------
  Total Securities Unit                                             $352,889     $123,073     $132,517      $88,992     $843,238
                                                                   =========    =========    =========     ========    =========
  Related to Securities Unit (Broker-Dealer Activities)
  -----------------------------------------------------
    Interest Rate Swaps
      Fixed Rate Receive
          Notional Amount                                               $8,000            -        ($320)       ($320)
          Weighted Average Fixed Rate Receive                             7.09%
          Weighted Average Floating Rate Pay                              4.85%

    Tender Option Bonds
          Notional Amount                                              255,948       $7,513       (1,804)       5,709
          Weighted Average Fixed Rate Receive                             7.94%
          Weighted Average Floating Rate Pay                              3.93%

    Treasury Float Contracts                                         1,021,075        4,345            -        4,345

    Commitments to Purchase or
      Sell Mortgages and Securities                                    255,686        1,060       (1,716)        (656)
                                                                    ----------      -------      -------       ------
  Total Securities Unit                                             $1,540,709      $12,918      ($3,840)      $9,078
                                                                    ==========      =======      =======       ======

  Notes
  1. Maturity information reflects expected maturity based on interest rates in effect at December 31, 1994.
  2. Fixed rates shown are rates over the life of the swaps; floating rates represent rates in effect at December 31, 1994.



Table 5:  ACTIVITY IN DERIVATIVES RELATED TO INTEREST RATE RISK MANAGEMENT


NOTIONAL AMOUNTS
(Dollars in Thousands)
                               FIXED RATE        FIXED RATE
                             RECEIVE SWAPS     RECEIVE SWAPS   FIXED RATE     BASIS     PURCHASED
                              OUTSTANDING      FORWARD START    PAY SWAPS     SWAPS       FLOORS       COLLARS        TOTAL
                             --------------    --------------  ----------    --------   -----------   ---------      ----------
December 31, 1993                $2,060,000          $150,000    $100,000           -             -           -      $2,310,000

Maturities                         (550,000)                -     (50,000)          -             -           -        (600,000)
Terminations                       (225,000)                -           -           -             -           -        (225,000)
New contracts                       875,000           525,000           -           -      $500,000           -       1,900,000
Forwards becoming effective         625,000          (625,000)          -           -             -           -               -
                             --------------    --------------  ----------    --------   -----------   ---------      ----------
December 31, 1994                 2,785,000            50,000      50,000           -       500,000           -       3,385,000

Maturities                         (992,962)                -     (50,000)          -             -           -      (1,042,962)
Terminations                       (275,000)                -           -           -      (100,000)          -        (375,000)
New contracts                       200,000           150,000           -    $250,000       125,000    $200,000         925,000
Forwards becoming effective         100,000          (100,000)          -           -             -           -               -
                             --------------    --------------  ----------    --------   -----------   ---------      ----------
December 31, 1995                $1,817,038          $100,000           -    $250,000      $525,000    $200,000      $2,892,038
                             ==============    ==============  ==========    ========   ===========   =========      ==========

     Derivatives Used for Interest Rate Risk Management.   Meridian's core
banking businesses generate a mix of loans and deposits that tends to create an asset sensitive interest rate risk profile, primarily because retail core deposits do not reprice as quickly as loans. An asset sensitive position generally indicates that net interest income would increase in periods of rising interest rates and decrease in periods of declining interest rates. Meridian manages this tendency towards asset sensitivity through its securities and purchased funding portfolios and by the use of off-balance sheet derivative products. The gap position at December 31, 1995, as previously discussed, was moderately asset sensitive.

     Meridian utilizes a variety of derivative instruments in managing interest rate risk, including interest rate swaps, options, forwards, caps, floors and collars. These instruments provide an efficient means to achieve risk management goals, while supporting liquidity and capital management objectives.

     Interest rate swaps account for approximately 70% of the derivative products used for interest rate risk management purposes. Interest rate swaps involve the exchange of fixed and variable interest payments based on an underlying notional amount. Meridian will generally receive a fixed rate and pay a variable rate in order to reduce the asset sensitive position associated with its core banking businesses. Meridian uses interest rate swaps primarily to alter the repricing characteristics of its retail core deposits, including time deposits, interest-bearing checking accounts, and savings and money market deposits.

     Interest rate swaps totaled $2.2 billion at December 31, 1995 compared to $2.8 billion at December 31, 1994. Because of the nature of risk being managed, the impact on net interest income of swaps for which Meridian receives a fixed and pays a variable interest rate will be positive during periods of declining rates and negative in periods of rising rates. Consistent with this profile, the impact of interest rate swaps was to increase interest expense on deposits by $23.5 million in 1995 compared to a reduction of $11.3 million in interest expense in 1994.

     As financial market conditions and balance sheet mix changes, management may elect to modify its interest rate risk profile. One means for achieving this objective is to terminate existing derivatives contracts. Accounting rules require that any gains or losses resulting from terminations be amortized over the remaining life of the terminated contract. Deferred losses on terminated interest rate swaps were $338 thousand at December 31, 1995 and will be completely amortized into income by early 1996. Deferred gains on terminated interest rate floors contracts totaled $2.4 million at December 31, 1995 and will be completely amortized into income by year-end 1997.

     Meridian purchases interest rate floors to protect net interest income from the effects of declining interest rates or a flattening of the yield curve. In interest rate floor contracts, Meridian pays a premium to a counterparty for the right to receive payments if interest rates associated with a particular index fall below a predetermined level. Meridian has no future obligation to make additional premium or other payments to the counterparty. Premiums paid are amortized over the life of the contract. As of December 31, 1995, Meridian had $525 million of purchased floors based on London Inter-Bank Offered Rate (LIBOR) rates.

     Meridian also utilizes interest rate collars to manage interest rate risk. Interest rate collars combine the purchase of a floor with the sale of a cap. Payments are received when market rates are below a predetermined level and payments are made when market rates are above a predetermined level. At December 31, 1995, Meridian had $200 million of collars outstanding.

     The favorable impact of the interest rate floors and collars, net of premium amortization, was $2.3 million in 1995 compared to a negative impact of $93 thousand in 1994.

     Derivative financial instruments of $2.9 billion notional value at December 31, 1995 were used to manage interest rate risk associated with deposits. On December 31, 1995, unrealized gains on these derivative financial instruments were $31.7 million and unrealized losses were $2.5 million. The effect of these derivative financial instruments on the interest cost of deposits for the year ended December 31, 1995 was an increase of .23%.

     Derivative products, as with all financial instruments, contain elements of risk. A derivative product is subject to market risk in that the value of a contract will increase or decrease as a result of movements in market interest rates. Meridian continually monitors the sensitivity of its derivative contracts to changing interest rates. Unrealized gains and losses are calculated based on the replacement costs of the contracts. The increase in the market value of Meridian's interest rate contracts from year-end 1994 to 1995 is consistent with the declining interest rate environment throughout 1995.

     Unrealized gains and losses on derivative positions should be viewed in the context of the overall balance sheet. An unrealized loss on a derivative product used for interest rate risk management purposes is generally offset or mitigated by an unrealized gain on the asset or liability to which the derivative contract is assigned. Meridian, as part of its asset and liability management process, continually monitors the impact of interest rate movements on the market value of not only its derivative positions, but also all other on and off-balance sheet positions. In a rising rate environment, fixed rate loan, investment and off-balance sheet positions will decline in market value, while core deposits and longer term borrowings will appreciate in value.

     Credit risk exists to the extent that a derivatives contract has a positive market value and the counterparty to the transaction fails to perform under the terms of the contract. Current exposure is measured by calculating the cost to replace a derivative contract at current market rates. For those contracts where it would be favorable for the counterparty to default, the current cost to replace Meridian's derivatives portfolio was $32 million as of December 31, 1995. Potential exposure is estimated by calculating projected changes in replacement costs under different interest rate environments. Current and potential exposures are calculated and reviewed by management at least monthly. Credit limits, considering both current and potential exposures, are approved by the Meridian Credit Policy Committee. Credit risk is further managed by restricting counterparties to a select group of high quality institutions, by entering into netting arrangements and, where appropriate, by establishing collateral requirements.

     Meridian offers interest rate caps and floors to its banking customers, who typically request these products in conjunction with their management of variable rate loans. The total of customer interest rate caps and floors was $188 million at December 31, 1995. The repricing characteristics of loans made with optional features are monitored and considered in the asset and liability management and risk measurement processes previously discussed.

     Derivatives Used in the Securities Unit (Broker-Dealer Activities). Meridian uses various off-balance sheet derivative products to support customer needs and manage the market risks associated with the broker-dealer business. The securities unit acts as remarketing agent on tender option bonds totaling $208 million at year-end 1995 compared to $256 million at December 31, 1994. The premium paid for Treasury float contracts, which is included on the balance sheet in other assets, was $858 thousand at December 31, 1995 and represents the maximum exposure to Meridian from such contracts. Other derivative products used to manage risks associated with trading account positions include forward commitments to sell securities, which totaled $70 million at December 31, 1995 and averaged $68 million for the year.

     The value of these instruments is based on the amount that Meridian would either pay or receive to replace Meridian's position in these contracts. Fair values for Meridian's off-balance sheet financial instruments are calculated based on (1) market prices (forward rate agreements and interest rate swaps);
(2) market prices for comparable instruments, adjusted for differences between the two instruments such as credit quality (mortgage loans sold or loan servicing acquired with recourse, commitments to purchase or sell securities, tender option bonds, treasury float contracts, purchased interest rate contracts, interest rate collars and other interest rate contracts); and
(3) fees currently charged to enter into similar agreements, taking into account the remaining term of the agreement and the present credit risk assessment of the counterparty (commitments to extend credit and standby and commercial letters of credit).

A discussion of each type of off-balance sheet financial instrument and its related risks is as follows:

     Meridian extends binding loan commitments to prospective borrowers. Such commitments assure the borrower of financing for a specified period of time or at a specified rate and usually require the payment of a fee. The risk to Meridian in an undrawn loan commitment is limited by the terms of the contract. For example, Meridian may not be obligated to advance funds if the customer's financial condition deteriorates or if the customer fails to meet specific covenants. An undrawn loan commitment represents both a potential credit risk once the funds are advanced to the customer and liquidity risk since the customer may demand immediate cash that would require a funding source. Meridian's credit review and approval process for loan commitments is the same as the process used for loans. In addition, Meridian's Credit Policy Committee reviews customer requests for loan commitments and monitors outstanding commitments on an ongoing basis. Meridian's current liquidity position continues to satisfy its needs for funds. In addition, since a portion of these loan commitments normally expire unused, the total amount of outstanding commitments at any point in time will not require a funding source.

     Standby and commercial letters of credit are instruments issued by a bank that represents an obligation to guarantee payments on certain transactions of its customers. Meridian evaluates the creditworthiness of each of its letter of credit customers, using the same review and approval process that is used for loans. In addition, Meridian has established guidelines limiting the amount of total outstanding standby letters of credit to a specified percentage of its shareholders' equity. Compliance with these guidelines is monitored on a monthly basis.

     The amount of collateral received on loan commitments and on standby letters of credit is dependent upon the individual transaction and the creditworthiness of the customer.

  . Meridian originates and sells residential mortgage loans as part of various mortgage-backed security programs sponsored by United States government agencies or government-sponsored agencies, such as the Government National Mortgage Association, Federal Home Loan Mortgage Corporation and the Federal National Mortgage Association. Certain sales and other servicing acquired are subject to recourse provisions in the event of default by the borrower. Meridian provides for potential losses against these mortgage-backed securities by establishing reserves at the time of sale and evaluates the adequacy of these reserves on an ongoing basis.

  . Meridian has commitments to buy/sell mortgage-backed securities or loans with delivery at a future date but typically within 120 days. The risk associated with these instruments is one of interest rate risk. In a declining interest rate environment, commitments to sell mortgage-backed securities or loans will decline in value. In a rising interest rate environment, commitments to buy mortgage-backed securities or loans will decline in value.

  . Forward rate agreements are used in transactions with municipalities that generally have a debt payment due in the future. Under these agreements, Meridian agrees to deliver primarily securities, usually United States Treasury securities, that will mature on or before the required payment date. The type and associated interest rate of these securities is established when the agreement is entered into.

     The principal risk associated with forward rate agreements is interest rate risk to the extent the required securities have not been purchased. If interest rates fall, securities yielding the higher agreed upon fixed rate will be more expensive for Meridian to purchase.

 .    Tender option bonds are also instruments associated with municipalities.  A municipality generally issues a tax-free, fixed rate, long-term security in order to finance the origination of single family residential mortgages. The municipality enters into a tender option bond program with Meridian, either through a contractural arrangement or a tax-exempt trust structure which converts the fixed rate long-term instrument into a variable rate short-term product. Under the terms of this agreement, the municipality will pay a fixed rate to Meridian over the life of the underlying bond. Meridian, in turn, pays a short-term variable rate to the ultimate bondholder, who has the option to sell the bonds back to Meridian. Meridian also receives the right to remarket any purchased bonds at a short-term, tax-exempt, variable rate.

     The risk to Meridian in tender option bonds is one of interest rate risk in a rising rate environment. If interest rates increase, the rate paid on the short-term instrument will also increase and the spread between the fixed rate that Meridian receives and the short-term rate Meridian pays to bondholders will decrease. If short-term rates exceed the fixed rate on the long-term instrument, then the short-term instrument will be sold at a discount and Meridian would incur a loss.

     Meridian's position in forward rate agreements and tender option bonds is sometimes hedged through the use of other interest rate sensitive financial instruments such as options. In addition, these two instruments have interest rate sensitivities that move in opposite directions. However, tender option bonds have not been entered into as hedges of specific transactions.

 .    A treasury float contract is created because a municipality, which has defeased a bond issue with government securities, has a mismatch in the timing of the maturity of the securities and the date the funds are needed to pay the debt service. Meridian will pay an up-front fee for the right to sell government securities to the municipality, generally at par. Meridian retains any profit between the sales price and the price at which Meridian acquired the securities. The maximum risk of loss cannot exceed the premium paid for these contracts which was $858 thousand at December 31, 1995 and is included on the consolidated balance sheets.

 .    Interest rate swap agreements, the principal derivative product used by
Meridian, involve the exchange of fixed and floating rate interest payments without the exchange of the underlying contractual or notional amounts. These agreements are used as part of the asset and liability management process to alter the repricing characteristics of a portion of the core deposit base. Risk in these transactions involves the risk of counterparty nonperformance under the terms of the contract. The notional or contract amount does not represent the risks inherent in these agreements. The risk of loss can be approximated by estimating the cost, on a present value basis, of replacing an instrument at current market interest rates. Credit risk is managed by performing credit reviews and through ongoing credit monitoring procedures.

 .    Purchased interest rate floors are also used as part of the asset and liability management process to protect net interest income from the effects of declining interest rates or a flattening of the yield curve. In an interest rate floor contract, Meridian pays a premium to a counterparty for the right to receive payments if interest rates associated with a particular index fall below
a predetermined level.   Risk in these transactions involves the risk of
counterparty nonperformance under the terms of the contract. The notional or contract amount does not represent the risks inherent in these agreements. The maximum risk of loss cannot exceed the premium paid.

 .    Interest rate collars are instruments whereby Meridian combines the purchase of a floor with the sale of a cap to hedge against interest rates movements. Payments would be received when market rates are below a predetermined level and payments would be made when market rates are above a
predetermined level.   Risk in these transactions involves the risk of
counterparty nonperformance under the terms of the contract and a rise in interest rates above the predetermined cap.

 .    Interest rate options, caps, and floors involve the receipt of a fee by
Meridian in exchange for assumption of the risk of interest rate movements beyond a predetermined level. Interest rate caps or floors are written to enable customers to manage their interest rate risks.

NOTE 12:  COMMITMENTS AND CONTINGENCIES

Concentrations of Credit Risk

     Loan concentrations are considered to exist when a multiple number of borrowers are engaged in similar activities and have similar economic characteristics which would cause their ability to meet contractual obligations to be similarly impacted by economic or other conditions. At December 31, 1995, Meridian's commercial loans and commitments did not have any industry concentration or other known concentration that exceeded 10% of total loans and commitments.

Legal

     Meridian and certain of its subsidiaries were party (plaintiff or defendant) to a number of lawsuits. While any litigation has an element of uncertainty, management, after reviewing these actions with its legal counsel, is of the opinion that the liability, if any, resulting from all legal actions will not have a material effect on the consolidated financial condition or results of operations of Meridian.

NOTE 13:  INDUSTRY SEGMENTS

    Meridian operates principally in two business segments - banking and securities (broker-dealer activities). Selected financial information for these segments is as follows (ratios unaudited).

(Dollars in Thousands)
                                                             Net Income                        Assets at December 31,
                                                -----------------------------------       -----------------------------
                                                    1995          1994         1993              1995              1994
                                                --------      --------     --------       -----------       -----------
Banking.......................................  $166,646      $155,650     $139,036       $14,425,635       $14,550,315
Securities (Broker-Dealer Activities).........     3,168         3,708       18,725           332,591           502,332
                                                --------      --------     --------       -----------       -----------
Consolidated .................................  $169,814      $159,358     $157,761       $14,758,226       $15,052,647
                                                ========      ========     ========       ===========       ===========
Income before Restructuring
  and Merger-Related Charges (net of taxes):
  Banking.....................................  $193,164                   $150,411
  Securities (Broker-Dealer Activities).......     6,427                     18,725
                                                --------                   --------
  Consolidated ...............................  $199,591                   $169,136
                                                ========                   ========
BANKING                                             1995          1994         1993
- ----------------------------------------------  --------      --------     --------
Net Interest Income (1).......................  $626,188      $623,148     $629,887
Provision for Possible Loan Losses............    39,498        28,147       57,635
Non-Interest Income...........................   205,710       185,812      204,474
Non-Interest Expenses.........................   526,607       536,155      573,698
  Before Restructuring and
    Merger-Related Charges....................   491,197       536,155      556,198
Net Interest Margin (1).......................      4.75%         4.85%        5.04%
Return on Average Assets......................      1.17%         1.11%        1.01%
  Before Restructuring and
    Merger-Related Charges....................      1.35%         1.11%        1.01%
Return on Average Equity......................     13.61%        13.05%       12.60%
  Before Restructuring and
    Merger-Related Charges....................     15.78%        13.05%       12.60%
Loans
  Commercial.................................. 6,064,785     5,946,787    5,468,107
  Real Estate-Residential..................... 1,297,353     1,217,142      993,459
  Consumer.................................... 2,801,713     2,598,509    2,547,475
Deposits......................................11,149,846    11,335,103   11,268,615
Equity........................................ 1,288,005     1,204,767    1,171,435
Equity to Assets..............................      8.93%         8.28%        8.52%

(1) Taxable Equivalent Basis

SECURITIES (BROKER-DEALER ACTIVITIES)               1995          1994         1993
- ----------------------------------------------   -------       -------      -------
Net Revenues (1)..............................   $55,544       $48,263      $77,376
Operating Expenses............................    51,812        43,513       49,829
  Before Restructuring Charges................    46,797        43,513       49,829
Par Value of Bonds Underwritten...............   447,108       807,648    1,121,501
Number of Trades..............................    39,176        32,350       42,548
Tender Option Bonds...........................   208,103       255,948      435,243

(1) Gross revenues less interest expense.

Note 14. MERIDIAN BANCORP, INC.
   (PARENT COMPANY ONLY)

Condensed Balance Sheets

                                            -------------------------------
December 31,                                   1995                 1994
(Dollars In Thousands)                      ----------           ----------
Assets

Cash.......................................        $10                   $3
Short-Term Investments.....................      4,010               15,180
Investment in Subsidiaries
 Banking...................................  1,360,813            1,237,526
 Non-Banking...............................     90,092              127,843
Investment Securities Available for Sale...     98,332                    -
Premises and Equipment.....................     11,655               12,493
Intercompany Note Receivable...............     80,993               83,155
Other Assets...............................     23,727               27,898
                                            ----------           ----------

  Total Assets............................. $1,669,632           $1,504,098
                                            ==========           ==========


Liabilities and Shareholders' Equity

Short-Term Borrowings......................          -              $75,000
Long-Term Debt and Other Borrowings........   $325,034              174,464
Accrued Interest Payable...................      4,461                4,375
Other Liabilities..........................     33,706               35,174
Shareholders' Equity.......................  1,306,431            1,215,085
                                            ----------           ----------

  Total Liabilities and
  Shareholders' Equity..................... $1,669,632           $1,504,098
                                            ==========           ==========

Condensed Statements of Income


                                                                    -------------------------------------------------------------
Year ended December 31,                                                   1995                     1994                  1993
(Dollars in Thousands)                                              -----------------        ----------------       -------------
Income

Interest Income from Subsidiaries..................................           $10,297                  $4,966              $4,570
Management Fees from Subsidiaries..................................            33,010                  35,822              57,383
Interest and Fees on Loans.........................................               224                     224               4,160
Investment Securities Income.......................................               308                     552                 955
Net Securities Gains...............................................             2,574                     261                 607
Intercompany Service Fees..........................................                74                     616                 578
Other Non-Interest Income..........................................               205                       -               1,414
                                                                    -----------------        ----------------       -------------
 Total Income......................................................            46,692                  42,441              69,667

Expenses

Interest on Borrowings.............................................            20,651                  14,021              12,489
Salaries and Benefits..............................................            26,738                  25,197              35,627
Net Occupancy Expense..............................................             5,610                   4,578               5,528
Equipment Expense..................................................             2,028                   2,520               3,446
Restructuring and Merger-Related Charges...........................            13,937                       -                   -
Other Non-Interest Expenses........................................            19,741                   4,782              30,808
                                                                    -----------------        ----------------       -------------
 Total Expenses....................................................            88,705                  51,098              87,898
                                                                    -----------------        ----------------       -------------
Loss Before Taxes and Earnings of Subsidiaries.....................           (42,013)                 (8,657)            (18,231)
Credit For Income Taxes............................................            (9,355)                 (1,602)             (4,803)
                                                                    -----------------        ----------------       -------------
Loss Before Earnings of Subsidiaries...............................           (32,658)                 (7,055)            (13,428)
Dividend Income from Subsidiaries
 Banking Subsidiaries..............................................            97,035                 141,150              68,101
 Non-Banking Subsidiaries..........................................             1,600                   7,200                 850
Undistributed Earnings of Subsidiaries.............................           103,837                  20,793             100,753
                                                                    -----------------        ----------------       -------------
 Income Before Cumulative Effect of Changes in
  Accounting Principles............................................           169,814                 162,088             156,276
Cumulative After-Tax Effect of Changes in
  Accounting Principles............................................                 -                  (2,730)              1,485
                                                                    -----------------        ----------------       -------------
Net Income.........................................................          $169,814                $159,358            $157,761
                                                                    =================        ================       =============

Condensed Statements of Cash Flows

                                                              -----------------   -----------------   -----------------
Year ended December 31,                                              1995                1994                1993
                                                              -----------------   -----------------   -----------------
(Dollars in Thousands)
Cash Flows from Operating Activities

Net income..................................................           $169,814            $159,358            $157,761
Adjustments to Reconcile to Net Cash Provided by
 Operating Activities
  Earnings of Subsidiaries..................................           (202,472)           (169,143)           (169,704)
  Cash Dividends Received from Subsidiaries.................             98,635             148,350              68,951
  Cumulative Effect of Changes in Accounting Principles.....                  -               2,730              (1,485)
  Depreciation and Amortization.............................              4,958               5,372               5,309
  Other, Net................................................              3,441               1,892              (2,072)
  Decrease (Increase) in Other Operating Assets.............                938              31,817             (23,253)
  Increase (Decrease) in Other Operating Liabilities........             (1,382)            (19,286)             29,536
                                                              -----------------   -----------------   -----------------
      Net Cash Provided by Operating Activities.............             73,932             161,090              65,043
                                                              -----------------   -----------------   -----------------

Cash Flows from Investing Activities

Sales of Investment Securities..............................                  -                   -              64,508
Purchase of Investment Securities...........................                  -                   -              (1,529)
Purchases of Investment Securities Available for Sale.......            (98,292)                  -                   -
Capital Contributions and Advances to Subsidiaries..........           (122,590)           (229,684)            (53,036)
Repayment of Advances to Subsidiaries.......................            144,557             112,778                   -
Purchases of Premises and Equipment.........................               (913)               (863)             (3,803)
Proceeds from Sales of Premises and Equipment...............                143                 917                  19
                                                              -----------------   -----------------   -----------------
      Net Cash Provided by (Used for) Investing Activities..            (77,095)           (116,852)              6,159
                                                              -----------------   -----------------   -----------------

Cash Flows from Financing Activities

Cash Dividends Paid to Common Shareholders..................            (81,115)            (77,303)            (69,635)
Proceeds from issuances of Common Stock.....................             15,473               2,082              16,242
Purchases of Treasury Stock and ESOP Shares.................            (16,503)            (54,834)                  -
Funds Transferred to Trust for Future ESOP Purchases........                  -             (24,432)                  -
Proceeds from Borrowings....................................                  -              75,000                   -
Repayment of Long-Term Debt and Other Borrowings............            (75,078)                (80)                (43)
Proceeds from Issuance of Long Term Debt....................            149,223                   -                   -
                                                              -----------------   -----------------   -----------------
      Net Cash Used for Financing Activities................             (8,000)            (79,567)            (53,436)
                                                              -----------------   -----------------   -----------------

Cash and Cash Equivalents

Net Increase (Decrease) During the Year.....................            (11,163)            (35,329)             17,766
Balance at Beginning of Year................................             15,183              50,512              32,746
                                                              -----------------   -----------------   -----------------
Balance at End of Year......................................             $4,020             $15,183             $50,512
                                                              =================   =================   =================

Interest payments totaled $20,565, $13,616 and $10,682 in 1995, 1994 and 1993, respectively. Noncash financing activity consists of stock and warrants aggregating $6,972 in 1994 and stock of $20,063 in 1993 issued as a result of mergers. Income tax payments were $43 in 1995 and refunds were $626 in 1994.

                         Independent Auditors' Report

The Board of Directors
Meridian Bancorp, Inc.:

We have audited the accompanying consolidated balance sheets of Meridian Bancorp, Inc. and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the years in the three year period ended December 31, 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Meridian Bancorp, Inc. and subsidiaries as of December 31, 1995 and 1994 and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1995, in conformity with generally accepted accounting principles.

As described in Notes 1 and 8, respectively, to the consolidated financial statements, the Company adopted the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities and Statement of Financial Accounting Standards No. 112, Employers' Accounting for Postemployment Benefits, in 1994. Also, as described in Notes 8 and 10, respectively, to the consolidated financial statements, the Company adopted the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 106, Employers' Accounting for Postretirement Benefits Other Than Pensions, and Statement of Financial Standards No. 109, Accounting for Income Taxes, in 1993.


January 17, 1996,
Except as to note 2, which is as of February 23, 1996

                United Counties Bancorporation and Subsidiaries


                          CONSOLIDATED BALANCE SHEETS
                            (Dollars in thousands)

                                                          December 31,
                                                   ------------------------
                                                       1995         1994
                                                   ------------  ----------
Assets
Cash and due from banks (Note 2)                     $   67,498  $   93,221
Money market investments                                  3,619       2,555
Securities available-for-sale (Note 3)                  304,415     100,070
Investment securities (market value:
 1995-$706,422;1994-$931,639)(Note 3)                   696,395     965,239
Federal funds sold                                      134,000     115,000
Loans, net of unearned discounts of $323 in
 1995 and $255 in 1994 (Note 4)                         386,852     374,375
  Less:  Allowance for loan losses (Note 5)              11,037      11,091
                                                     ----------  ----------
   Net loans                                            375,815     363,284
Premises and equipment, net (Note 6)                     11,267      11,754
Accrued interest receivable                              18,942      21,289
Other assets (Note 15)                                    9,300       8,528
                                                     ----------  ----------
   Total assets                                      $1,621,251  $1,680,940
                                                     ==========  ==========

Liabilities and Stockholders' Equity
Liabilities:
Deposits:
 Demand                                              $  270,430  $  264,781
 Savings                                                703,918     770,977
 Time                                                   337,242     318,980
                                                     ----------  ----------
   Total deposits (Note 7)                            1,311,590   1,354,738
Securities sold under repurchase agreements
 (Note 8)                                                72,119     110,141
Other borrowed funds (Note 9)                             8,990      12,341
Other liabilities (Note 13)                              23,923      22,137
                                                     ----------  ----------
   Total liabilities                                  1,416,622   1,499,357

Commitments and contingent liabilities
 (Notes 14 and 16)

Stockholders' equity (Notes 10 and 11):
Preferred stock: no par value, no stated
 value; authorized 3,000,000 shares; zero
 shares issued and outstanding                                -           -
 Common stock: no par value, $1 stated value;
  authorized 6,000,000 shares; issued 2,531,071
  shares in 1995 and 2,523,976 shares in 1994             2,531       2,524
Additional paid-in capital                               24,323      23,947
Retained earnings                                       190,773     169,967
Net unrealized gain on securities available-
 for-sale, net of income taxes                            9,235       6,747
                                                     ----------  ----------
                                                        226,862     203,185
Less: treasury stock, at cost -
 381,438 shares in 1995 and 376,270
 shares in 1994                                          22,233      21,602
                                                     ----------  ----------
   Total stockholders' equity                            204,629     181,583
                                                     ----------  ----------
   Total liabilities and stockholders'
    equity                                           $1,621,251  $1,680,940
                                                     ==========  ==========

See accompanying notes to consolidated financial statements.

                United Counties Bancorporation and Subsidiaries


                       CONSOLIDATED STATEMENTS OF INCOME
                   (In thousands, except per share amounts)

                                                    Year ended December 31,
                                                ------------------------------
                                                  1995       1994       1993
                                                --------   --------   --------
Interest income
 Interest and fees on loans:
  Taxable income                                $ 32,541   $ 30,612   $ 30,771
  Tax-exempt income                                  490        584        895
 Interest and dividends on securities
  available-for-sale                               6,037      6,075          -
 Interest on investment securities:
  Taxable income                                  58,949     60,080     67,421
  Tax-exempt income                                  535        482        786
 Interest on money market investments                228        189        107
 Interest on federal funds sold                    4,145      2,788      1,992
                                                --------   --------   --------
   Total interest income                         102,925    100,810    101,972
                                                --------   --------   --------

Interest expense
 Savings and time deposits (Note 7)               36,620     32,393     31,652
 Securities sold under repurchase
  agreements (Note 8)                              3,166      1,841      1,507
 Other borrowed funds (Note 9)                       427        346        240
                                                --------   --------   --------
   Total interest expense                         40,213     34,580     33,399
                                                --------   --------   --------
   Net interest income                            62,712     66,230     68,573
Provision for loan losses (Note 5)                  (500)      (825)       175
                                                --------   --------   --------
   Net interest income after
     provision for loan losses                    63,212     67,055     68,398
                                                --------   --------   --------

Other operating income
 Service charges on deposit accounts               2,955      3,060      3,280
 Trust fees                                        1,050      1,128      1,101
 Net security gains (losses)                      13,768          -       (172)
 Gain on sale of merchant credit card
  operations                                         -0-        -0-        663
 Other income (Note 12)                            1,379      2,920      3,536
                                                --------   --------   --------
   Total other operating income                   19,152      7,108      8,408
                                                --------   --------   --------

   Net interest and other operating
    income                                        82,364     74,163     76,806
                                                --------   --------   --------

Other operating expenses
 Salaries and employee benefits (Note 13)         20,056     20,737     20,920
 Net occupancy expense (Notes 6 and 14)            3,418      3,601      3,616
 Equipment expense (Notes 6 and 14)                1,659      1,816      1,934
 FDIC insurance premium                            1,727      3,054      2,998
 Other expense (Note 12)                           6,581      8,771      9,665
                                                --------   --------   --------
   Total other operating expenses                 33,441     37,979     39,133
                                                --------   --------   --------

Income before income taxes and cumulative
 effect of change in accounting principles        48,923     36,184     37,673
Income taxes (Note 15)                            16,734     12,392     13,480
                                                --------   --------   --------

Income before cumulative effect of change in
 accounting principles                            32,189     23,792     24,193

Cumulative effect of change in accounting
 principles (Notes 1 and 15)                           -          -       (579)
                                                --------   --------   --------

Net income                                      $ 32,189   $ 23,792   $ 23,614
                                                ========   ========   ========

Income per share before cumulative effect
 of change in accounting principles               $15.00     $11.12     $11.29

Cumulative effect of change in accounting
 principles, per share                                 -          -       (.27)
                                                --------   --------   --------

Net income per share of common stock              $15.00     $11.12     $11.02
                                                ========   ========   ========

Average number of outstanding shares               2,146      2,139      2,142
                                                ========   ========   ========

See accompanying notes to consolidated financial statements.

United Counties Bancorporation and Subsidiaries

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
(Dollars in thousands)


                                                                                      Net Unrealized
                                                                                    Gain on Securities
                                                                                    Available-for-Sale

                                                                         Additional              Net of
                                                    Preferred    Common   Paid-in    Retained    Income    Treasury
                                                      Stock       Stock   Capital    Earnings     Taxes      Stock       Total
                                                    ----------  --------  --------  ----------  --------   ---------    -------
Balances at
 December 31, 1992                                         --   $  2,489  $22,466    $135,164        --    $(17,980)    $142,139

 Shares issued under the Incentive Stock
  Option Plans (Note 10)                                              12      504                                            516
 Net income                                                                            23,614                             23,614
 Dividends declared                                                                    (5,560)                            (5,560)
 Treasury stock acquired - 31,035 shares                                                                     (2,741)      (2,741)
                                                    ----------  --------  --------  ----------  --------   ---------    --------

Balances at
 December 31, 1993                                         --      2,501   22,970     153,218        --     (20,721)     157,968
 Shares issued under the Incentive Stock
  Option Plans (Note 10)                                   --         23      977                                          1,000
 Net income                                                                            23,792                             23,792
 Dividends declared                                                                    (7,043)                            (7,043)
 Net unrealized gain on securities
 available-for-sale, net of income taxes                                                        $ 6,747                    6,747
 Treasury stock acquired - 8,929 shares                                                                        (881)        (881)
                                                    ----------  --------  --------  ----------  --------   ---------    --------
Balance at
 December 31, 1994                                         --      2,524   23,947     169,967     6,747     (21,602)     181,583
 Shares issued under the Incentive Stock
  Option Plans (Note 10)                                   --          7      376                                            383
 Net income                                                                            32,189                             32,189
 Dividends declared                                                                   (11,383)                           (11,383)
 Net change in unrealized gain on securities
  available-for-sale,  net of income taxes                                                        2,488                    2,488
 Treasury stock acquired - 5,168 shares                                                                        (631)        (631)
                                                    ----------  --------  --------  ----------  --------   ---------    --------
Balances at
 December 31, 1995                                          --    $2,531  $24,323    $190,773   $ 9,235    $(22,233)    $204,629
                                                    ==========    ======  =======    ========   ========   =========    ========

See accompanying notes to consolidated financial statements.

                United Counties Bancorporation and Subsidiaries


                     CONSOLIDATED STATEMENTS OF CASH FLOW
                                (In thousands)

                                                                            Year Ended December 31,
                                                                  ----------------------------------------
                                                                      1995         1994             1993
                                                                  ----------      --------        --------
Operating Activities:
 Net income                                                       $   32,189      $ 23,792        $ 23,614
 Adjustments to reconcile net income to
  net cash from operating activities:
   Gain on exchange of securities
    available-for-sale                                               (13,596)            -               -
   Amortization of premiums and discounts, net                         4,283         7,793           8,272
   Depreciation                                                        1,259         1,462           1,546
   Provision for loan losses                                            (500)         (825)            175
   Deferred income tax expense (benefit)                               5,635          (164)         (1,217)
   Amortization of deferred loan fees                                   (233)            5             140
   Gain on sale of merchant credit card
    operations                                                             -             -            (663)
   (Gains) losses on sales of securities                                (172)            -             172
   Cumulative adjustment - change in
    accounting principles                                                  -             -             579
   Decrease in interest receivable                                     2,347           765             991
   Increase (decrease) in interest payable                             1,276          (288)           (659)
   (Increase) decrease in other assets                                (2,789)         (435)            699
   Increase (decrease) in other liabilities                           (4,715)       (1,255)            797
   Increase (decrease) in current income tax
    payable                                                             (499)          534              51
                                                                  ----------      --------        --------
      Total adjustments                                               (7,704)        7,592          10,883
                                                                  ----------      --------        --------
      Net cash from operating activities                              24,485        31,384          34,497
                                                                  ----------      --------        --------

Investing Activities:
 Proceeds from sale of securities available-
  for-sale                                                               898             -               -
 Proceeds from maturities of securities
  available-for-sale                                                  15,442        10,000               -
 Purchases of securities available-for-sale                           (4,200)         (115)              -
 Proceeds from sales of investment securities                              0             0             675
 Proceeds from maturities of investment
  securities                                                         177,944       261,138         256,239
 Purchases of investment securities                                 (111,295)     (250,007)       (311,850)
 Net (increase) decrease in short-term
  investments                                                         (1,064)        3,765             375
 Net increase in federal funds sold                                  (19,000)      (15,000)        (10,000)
 Net (increase) decrease in credit card
  receivables and other short-term loans                               3,359         8,249          (2,586)
 Principal collected on longer term loans                            101,535       121,168         129,671
 Longer term loans originated or acquired                           (116,903)     (127,223)       (126,456)
 Purchases of premises and equipment, net                               (772)         (589)           (736)
                                                                  ----------      --------        --------
    Net cash from (applied to) investing
     activities                                                       45,944        11,386         (64,668)
                                                                  ----------      --------        --------

Financing Activities:
 Net increase (decrease) in demand deposits,
  NOW accounts, and savings accounts                                 (61,410)      (51,920)         35,967
 Net increase (decrease) in open time
  accounts                                                             3,966         4,723            (522)
 Proceeds from sales of certificates of
  deposit                                                            136,561       107,252          87,674
 Payments for maturing certificates of deposit                      (122,265)      (98,154)       (102,745)
 Net increase (decrease) in short-term
  borrowings                                                         (41,373)       11,580          15,534
 Payments to acquire treasury stock                                     (631)         (881)         (2,741)
 Dividends paid                                                      (11,383)       (8,537)         (5,358)
 Proceeds from exercise of stock options                                 383         1,000             516
                                                                  ----------      --------        --------
    Net cash from (applied to) financing
     activities                                                      (96,152)      (34,937)         28,325
                                                                  ----------      --------        --------
Net increase (decrease) in cash and cash
 equivalents                                                         (25,723)        7,833          (1,846)
                                                                  ----------      --------        --------
Cash and cash equivalents at beginning of year                        93,221        85,388          87,234
                                                                  ----------      --------        --------
Cash and cash equivalents at end of year                          $   67,498      $ 93,221        $ 85,388
                                                                  ==========      ========        ========
Cash paid during the year for:
 Interest                                                         $   38,937      $ 34,869        $ 32,311
                                                                  ==========      ========        ========
 Income taxes                                                     $   12,289      $ 14,040        $ 15,206
                                                                  ==========      ========        ========
Transfer from investment securities to
 securities available-for-sale                                     $  198,960      $100,054             --
                                                                  ==========      ========        ========

See accompanying notes to consolidated financial statements.

                United Counties Bancorporation and Subsidiaries

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements of United Counties Bancorporation include the accounts of the parent company and subsidiaries, United Capital Corporation and United Counties Trust Company (Bank) and its subsidiaries. All material intercompany transactions have been eliminated.

Investment Securities

Investments classified as held-to-maturity consist of debt securities, and are carried at cost, adjusted for accretion of discounts and amortization of premiums, both computed on the level yield method. The Bancorporation has both the ability and positive intent to hold these securities to maturity.

Debt securities not classified as held-to-maturity and marketable equity securities are categorized as available-for-sale and carried at fair value. Unrealized gains and losses, net of related tax effects, are reported as a separate component of stockholders equity.

The adjusted cost of a specific security is the basis for calculating the gain or loss on the sale of a security as reported in the consolidated statements of income.

Interest and dividends on investment securities are recognized as income when earned.

Loans

Loans are stated at the principal amount outstanding, net of unearned discounts. Unearned discount, where appropriate, is recognized on a monthly basis using the actuarial method, which approximates the level yield method. Interest is accrued monthly on other non-discounted loans based upon the principal amount outstanding. Loan origination fees are recognized over the estimated life of the loan and as an adjustment to yield.

When a loan is past due in excess of 90 days or doubt exists in the opinion of management as to the collectibility of principal or interest, it is placed on a nonaccrual basis, recognizing interest income as received. At the same time, previously accrued but unpaid interest is reversed and charged against current earnings.

Allowance for Loan Losses

The Allowance for Loan Losses account is an estimate and may be subject to variance based upon economic conditions throughout our trade area as well as periodic fluctuations in the financial condition of individual loans.

Additions to the Allowance arise from charges to operations through the Provision for Loan Losses or from the recovery of amounts previously charged off. The Allowance is reduced by loan charge-offs. Loans are charged off when management believes there has been permanent impairment to the values at which loans are carried.

Premises and Equipment

Land is carried at cost. Premises, furniture, equipment, and leasehold improvements are stated at cost less accumulated depreciation. Depreciation is computed on the straight-line and declining balance methods over the estimated useful lives, which generally range from three to forty years. Leasehold improvements are carried at cost less accumulated amortization computed on a straight-line basis over the terms of the leases or the estimated useful lives of the assets, if shorter. Maintenance and repairs are expensed as incurred.

Other Real Estate Owned

When a property is acquired through foreclosure, it is reported at its estimated fair market value and subsequently reported at the lower of its new cost basis or estimated fair market value less estimated liquidation costs.

Income Taxes

Certain items of income and expense are recognized over different periods for financial reporting purposes than for income tax purposes. Deferred taxes are provided in recognition of these temporary differences. The Bancorporation files a consolidated federal income tax return. The applicable income taxes of the parent and subsidiaries generally are computed individually and reflected as such for financial statement purposes.

Retirement Benefit Plans

Retirement benefit plan costs, based on actuarial computations of current and future benefits for employees, are charged to expense and generally funded based on the maximum amount that can be deducted for federal income tax purposes.

Income Per Share

Income per share of common stock is calculated based on the average daily number of common shares outstanding. Shares issuable under the 1984 Incentive Stock Option Plan and the 1989 Incentive Stock Option Plan have no materially dilutive effect and are not included in the average number of shares outstanding.

Reclassifications

Certain amounts in previous periods have been reclassified to conform to the current periods presentation. These reclassifications have no material effect on net income or total assets.

Adoption of Recent Accounting Pronouncements

Effective January 1, 1995, the Bancorporation adopted FASB Statement No. 114, "Accounting by Creditors for Impairment of a Loan". This Standard applies to contractual rights to receive money on demand or on fixed or determinable dates that are recognized as assets on creditors' balance sheets, including accounts receivable due in more than one year. A loan is considered impaired if, based upon current information and events, it is probable that the creditor will not be able to collect all principal and interest due in accordance with the terms of the agreement. Once a loan is considered impaired, the Standard requires calculation of the present value of expected future cash flows using the effective rate of the loan. If the calculated present value is less than the recorded investment in the loan, the difference is to be charged to bad debt expense with a corresponding credit to a valuation allowance account. Loans for which repayment is expected to be provided by the underlying collateral, the fair value of the collateral of the loan may be used.

Also effective January 1, 1995, the Bancorporation adopted FASB Statement No. 118, "Accounting by Creditors for Impairment of a Loan-Income Recognition and Disclosures". This Standard amends the income recognition and disclosure requirements of FASB No. 114.

The adoption of these Standards did not have a material effect on the financial position of the Bancorporation.

FASB No. 115, "Accounting for Certain Investments in Debt and Equity Securities", was adopted on January 1, 1994. This Standard applies to equity securities having readily determinable fair values and to all debt securities.

For accounting and financial reporting purposes, securities are to be classified into one of the following three categories: 1) held-to-maturity; 2) trading securities; or 3) available-for-sale. Only debt securities may be classified as held-to-maturity. Those securities that are classified as held-to-maturity are to be carried at amortized cost while unrealized gains/losses from the changes in market value for investments categorized as available-for-sale are to be reported as a separate component of stockholders' equity net of related tax effects. See Note 3.

During 1993, the Bancorporation adopted FASB No. 109, "Accounting for Income Taxes". This Standard changed the method of accounting for income taxes from the "deferred" method previously required under generally accepted accounting principles to the "asset and liability" method. The Statement addresses various matters related to temporary differences from financial statement basis versus tax basis of assets and liabilities. See Note 15.

2.  Cash and Due from Banks

The average reserve requirement of the bank amounted to $22,799,000 and $26,569,000 at December 31, 1995 and 1994, respectively.

3.  Investment Securities and Securities Available-for-Sale

On January 1, 1994, FASB No. 115 was adopted. During December 1995, in response to the recently released Financial Accounting Standards Board Guide to Implementation of this Statement, the Bancorporation transferred $198,960,000 from securities held-to-maturity to securities available-for-sale. The following tables present information related to the portfolio of investment securities held-to-maturity and available-for-sale of the Bancorporation at December 31, 1995 and December 31, 1994 (in thousands):


                                                            Gross       Gross      Estimated
                                               Amortized  Unrealized  Unrealized     Market
                                                 Cost       Gains      Losses        Value
                                             -----------  ----------  ----------   ----------
1995
- -----
Investment Securities
Held-to-Maturity
- -------------------------------
United States Treasury securities
 and obligations of United States
 government corporations and agencies           $548,036     $ 8,384     $   853     $555,567
Obligations of states and
 political subdivisions                           15,304          -0-           2       15,302
Corporate obligations                            133,055        2,731         233      135,553
                                                --------      -------     -------     --------
  Total                                         $696,395      $11,115     $ 1,088     $706,422
                                                ========      =======     =======     ========

                                                                       Gross       Gross     Book/
                                                         Amortized  Unrealized  Unrealized  Market
                                                            Cost       Gains      Losses     Value
                                                        ----------  ----------  ----------  ------
Securities Available-for-Sale
- -------------------------------
United States Treasury securities and
 obligations of United States government
 corporations and agencies                                $259,872    $ 5,207    $   359  $264,720
Marketable equity securities                                29,674     10,021        -0-    39,695
                                                          --------    -------    -------  --------
  Total                                                   $289,546    $15,228    $   359  $304,415
                                                          ========    =======    =======  ========

                                                                     Gross       Gross      Estimated
                                                        Amortized  Unrealized  Unrealized     Market
                                                          Cost       Gains      Losses        Value
                                                      -----------  ----------  ----------   ----------
1994
- -------------------------------
Investment Securities
Held-to-Maturity
- -------------------------------
United States Treasury securities and
 obligations of United States government
 corporations and agencies                                $810,182    $   525    $27,433  $783,274
Obligations of states and political
 subdivisions                                               14,778          4          4    14,778
Corporate obligations                                      140,279        162      6,854   133,587
                                                          --------    -------    -------  --------
  Total                                                   $965,239    $   691    $34,291  $931,639
                                                          ========    =======    =======  ========



                                                                       Gross       Gross     Book/
                                                         Amortized  Unrealized  Unrealized  Market
                                                            Cost      Gains       Losses     Value
                                                        ----------  ----------  ----------  ------
Securities Available-for-Sale
- -------------------------------
United States Treasury securities and obligations
 of United States government corporations
 and agencies                                             $ 76,574    $    77    $ 2,518  $ 74,133
Marketable equity securities                                13,046     12,891        -0-    25,937
                                                          --------    -------    -------  --------
  Total                                                   $ 89,620    $12,968    $ 2,518  $100,070
                                                          ========    =======    =======  ========

The carrying value of securities pledged to secure public funds and for other purposes as required by law was $171,643,000 at December 31, 1995, and $209,635,000 at December 31, 1994.

The amortized cost and estimated market value of investment securities held-to-maturity and available-for-sale at December 31, 1995 and December 31, 1994, by contractual maturity, are shown in the table below. Expected maturities may differ from contractual maturities since certain borrowers may have the right to call or prepay obligations with or without call or prepayment penalties (in thousands):

                                                      Investment Securities
                                                        Held-to-Maturity
                                           ------------------------------------------
                                             December 31, 1995    December 31, 1994
                                           --------------------   -------------------
                                            Estimated  Estimated
                                            Amortized    Market   Amortized   Market
                                              Cost       Value      Cost      Value
                                            ---------- ---------   ------  ----------
Due in one year or less                      $276,426   $277,820  $144,914  $144,896
Due after one year through
 five years                                   412,353    420,573   757,617   728,328
Due after five years through
 ten years                                      7,260      7,675    62,193    57,904
Due after ten years                               356        354       515       511
                                             --------   --------  --------  --------
  Total                                      $696,395   $706,422  $965,239  $931,639
                                             ========   ========  ========  ========
                                                             Securities
                                                         Available-for-Sale
                                             ------------------------------------------
                                               December 31, 1995    December 31, 1994
                                             --------------------   -------------------
                                              Estimated  Estimated
                                              Amortized    Market   Amortized     Market
                                                Cost       Value      Cost        Value
                                              ---------- ---------  ----------  ---------
Due in one year or less                        $ 20,103   $ 20,203  $ 15,062    $ 15,117
Due after one year through
 five years                                     239,769    244,517    61,512      59,016
                                               --------   --------  --------    --------
  Total                                        $259,872   $264,720  $ 76,574    $ 74,133
                                               ========   ========  ========    ========

Proceeds from sale of securities during 1995 were $898,000. Gross gains of $172,000 were realized. Proceeds from sales of securities during 1994 were zero. Proceeds from sales of investment securities during 1993 were $675,000. Gross losses of $172,000 were realized.

Fixed income investment securities are traded in liquid markets and are of investment quality as rated by nationally recognized rating services.

4. Loans

The following summarizes the loan categories, net of unearned discounts, at December 31, 1995 and 1994 (in thousands);

                                        1995      1994
                                      --------  --------
Real estate loans:
  Construction                        $ 14,668  $ 15,214
  Commercial                           124,576   115,829
  Residential:
    Conventional                       100,826    99,028
    Insured or guaranteed                  870     1,067
  Home equity & secondary mortgage      92,598    87,568
  Economic Development Authority         6,368     7,013
  Term                                   3,673     2,555
                                      --------  --------
     Total real estate loans           343,579   328,274

Consumer loans                          16,584    16,905
Credit card                              1,162     3,075
Commercial and industrial               25,308    26,005
Lease financing receivables                219       116
                                      --------  --------
     Total loans, net of unearned
       discounts                      $386,852  $374,375
                                      ========  ========

The primary lending marketplace of the Bancorporation includes the New Jersey Counties of Middlesex, Monmouth, Morris, Somerset, and Union.

Loans to principal officers, directors, and their affiliates are made in the ordinary course of business and are on substantially the same terms, including interest rates and collateral, as loans to other customers of the Bank. These loans aggregated $19,361,000 and $17,472,000 at December 31, 1995 and 1994,
respectively. During 1995, loan activity to principal officers, directors, and their affiliates consisted of new loans amounting to $6,306,000 and principal payments on outstanding loans of $4,417,000.

A significant portion of the loan portfolio of the Bank is secured by real estate. At December 31, 1995, real estate loans amounted to 88.8% of the total loan portfolio compared to 87.7% at December 31, 1994.

Risk elements, which include nonaccrual loans, restructured loans, and loans past due 90 days or more at December 31, 1995 and 1994, were as follows (in thousands):

                                   1995    1994
                                  ------  -------

Nonaccrual loans                  $2,787  $ 2,769
Restructured loans                 4,739    5,265
Loans past due 90 days or more     2,375    2,401
                                  ------  -------
  Total                           $9,901  $10,435
                                  ======  =======

5. Allowance for Loan Losses

The following is an analysis of changes in the Allowance for Loan Losses for the years ended December 31, 1995, 1994, and 1993 (in thousands):


                                     1995      1994      1993
                                   --------  --------  --------
Balance at beginning of year       $11,091   $11,014   $10,930
Provision (credited) charged to
  operating expense                   (500)     (825)      175
Recoveries of loans previously
  charged off                          956     1,175       633
Loans charged off                     (510)     (273)     (724)
                                   -------   -------   -------
Balance at end of year             $11,037   $11,091   $11,014
                                   =======   =======   =======

The Allowance for Loan Losses account for federal income tax purposes amounted to $2,456,000 at December 31, 1995, $2,323,000 at December 31, 1994, and
$2,236,000 at December 31, 1993.

6.    Premises and Equipment

Premises and equipment at December 31, 1995 and 1994, is detailed below (in thousands):

                                       1995     1994
                                      -------  -------
Land                                  $ 4,426  $ 4,293
Premises                               18,532   18,258
Furniture and equipment                11,713   11,534
Leasehold improvements                    744      744
                                      -------  -------
                                       35,415   34,829

Less:  Accumulated depreciation
       and amortization                24,148   23,075
                                      -------  -------

       Premises and equipment, net    $11,267  $11,754
                                      =======  =======

Depreciation and amortization charged to operating expense for the years ended December 31, 1995, 1994, and 1993, amounted to $1,259,000, $1,462,000, and
$1,546,000, respectively.

7.  Deposits

Time deposits in denominations of $100,000 and over at December 31, 1995 and 1994, consisted of the following (in thousands):


                            1995     1994
                           -------  -------
Certificates of deposit    $15,790  $12,095
Other time deposits          8,243    6,896
                           -------  -------
  Total                    $24,033  $18,991
                           =======  =======

Interest expense relating to time deposits in denominations of $100,000 and over, totalled $1,189,000 in 1995, $682,000 in 1994, and $653,000 in 1993.

8. Securities Sold Under Repurchase Agreements

Balances and rates of securities sold under repurchase agreements for the years ended December 31, 1995 and 1994, were as follows (in thousands):


                                           1995      1994
                                         --------  ---------
Balance at end of year                   $72,119   $110,141
Average during year                       65,805     55,228
Maximum month-end balance during year     91,536    110,141
Average rate during year                    4.81%      3.34%
Rate at end of year                         4.28       4.98

9. Other Borrowed Funds

Other borrowed funds consist of Treasury tax and loan obligations due on demand. Interest on the Treasury tax and loan notes is computed at a rate equal to 25 basis points below the weekly average federal funds rate. Balances and rates for the years ended December 31, 1995 and 1994, were as follows (in thousands):

                                           1995      1994
                                         --------  --------
Balance at end of year                   $ 8,990   $12,341
Average during year                        7,644     8,669
Maximum month-end balance during year     11,363    14,153
Average rate during year                    5.59%     3.98%
Rate at end of year                         5.07      5.11

10.  Incentive Stock Option Plans

The United Counties Bancorporation 1984 and 1989 Incentive Stock Option Plans became effective after approval by stockholders on December 13, 1984, and January 12, 1989, respectively. The Plans are designed to provide long-term equity incentives to key officers and executives to foster the growth and profitability of the Bancorporation and its subsidiaries. The Plans are administered by a Committee of the Board of Directors. The 1989 Plan provides that a maximum of 100,000 shares of common stock may be granted in the form of Incentive Stock Options, whereas the 1984 Plan provides that a maximum of 125,000 shares of common stock may be granted. Options are granted at the fair market value of the stock on the date of the grant. Options are exercisable in full or in installments as specified by the Committee, provided a minimum of 10% of the eligible shares are exercised. The 1984 Plan terminated during December 1994. The 1989 Plan terminates on December 31, 1999.

Transactions in the Plans were as follows:

                                  Number of Shares
                                ---------------------  ---------------
                                 Available    Under     Option price
                                for Option    Option      per share
                                -----------  --------  ---------------
1989 Plan
Balance at December 31, 1992        71,320    33,280   $ 50.25-$ 73.00
Options granted                     (7,325)    7,325   $         86.50
Options cancelled                    1,200    (1,200)  $ 54.00-$ 73.00
Options exercised                             (1,925)  $         54.00
                                  --------   -------   ---------------

Balance at December 31, 1993        65,195    37,480   $ 50.25-$ 86.50
Options granted                     (1,900)    1,900   $104.25-$134.75
Options cancelled                    1,475    (1,475)  $ 54.00-$ 73.00
Options exercised                             (4,883)  $         54.00
                                  --------   -------   ---------------

Balance at December 31, 1994        64,770    33,022   $ 50.25-$134.75
Options granted                    (14,513)   14,513   $112.00-$125.75
Options cancelled                    5,750    (5,750)  $ 54.00-$134.75
Options exercised                             (4,732)  $ 53.50-$ 54.50
                                  --------   -------   ---------------

Balance at December 31, 1995        56,007    37,053   $ 50.25-$134.75
                                  ========   =======   ===============

1984 Plan
Balance at December 31, 1992         2,523    42,988   $ 28.75-$ 69.75
Options granted                     (1,585)    1,585   $         86.50
Options cancelled                    1,072    (1,072)  $ 54.00-$ 86.50
Options exercised                            (10,110)  $ 28.75-$ 54.00
                                  --------   -------   ---------------

Balance at December 31, 1993         2,010    33,391   $ 28.75-$ 86.50
Options granted                     (1,600)    1,600   $        134.75
Options cancelled                      542      (542)  $         54.00
Options terminated                    (952)        -
Options exercised                            (17,752)  $ 28.75-$ 54.00
                                  --------   -------   ---------------

Balance at December 31, 1994             0    16,697   $ 28.75-$134.75
Options granted                          -         -
Options cancelled                    3,365    (3,365)  $ 54.00-$134.75
Options terminated                  (3,365)        -
Options exercised                             (2,363)  $         54.00
                                  --------   -------   ---------------

Balance at December 31, 1995             0    10,969   $ 28.75-$134.75
                                  ========   =======   ===============

The number of shares that were exercisable at December 31, 1995, were 560.

11.  Dividend Restrictions

Certain limitations are imposed by New Jersey statutes on the availability of a subsidiary bank's undistributed net assets for the payment of dividends to the parent company without prior approval of the regulatory authorities. The Bank may pay dividends only if, following the payment of each such dividend, the capital stock of the subsidiary bank will not be impaired and (1) the Bank will have additional paid-in capital of not less than 50% of its capital stock, or, if not, (2) the payment of such dividends will not reduce the additional paid-in capital of the Bank. The Bank is also subject to the Federal Deposit Insurance Corporation regulations that require the Bank to maintain minimum capital ratios. Under current law, a minimum leverage ratio of 4%, Tier 1 risk-based capital ratio of 4% and total risk-based capital ratio of 8% must be maintained. At December 31, 1995, the capital accounts of the Bank totalled $154,399,000 of which $88,420,000 was available for the payment of dividends to the parent company.

12.  Other Income and Expense

Included in other income and expense for the years ended December 31, 1995, 1994, and 1993, are the following major components, which represent more than one percent of total interest income and other operating income (in thousands):


                                                       Year Ended December 31,
                                                       -----------------------
                                                        1995     1994    1993
                                                       -------  ------  ------
Other income:
     Credit card merchant fees                         $    3   $1,465  $1,813
                                                       ======   ======  ======

Other expense:
     Credit card merchant expenses
       (refunds)                                       $  (32)  $1,007  $1,390
                                                       ======   ======  ======

     Telephone, postage, and
       communication expenses                          $2,064   $2,210  $2,494
                                                       ======   ======  ======

13.  Retirement and Profit Sharing Plans

The Bank has a trusteed noncontributory retirement plan for its eligible employees. Plan assets consist primarily of common stock, United States government and corporate obligations.

Pension costs for 1995 and 1994 are based on data from the September 30, 1995 and 1994, evaluation data. They include the following components (in thousands):

                                             September 30,
                                       --------------------------
                                         1995      1994     1993
                                       --------  --------  ------
Service cost-benefits earned during
  the period                           $   423   $   408   $ 474
Interest cost on projected benefit
  obligation                               868       820     781
Return on assets                        (1,597)     (133)   (676)
Amortization of net gain (loss)            352    (1,146)   (604)
                                       -------   -------   -----
Pension expense (credit)               $    46   $   (51)    (25)
                                       =======   =======   =====



The funded status of the pension plan is as follows:

                                                September 30,
                                             -------------------
                                              1995         1994
                                             --------   --------
Actuarial present value of:
  Vested benefit obligation                  $  9,900   $  9,800
                                             ========   ========

  Accumulated benefit obligation             $ 10,000   $ 10,000
                                             ========   ========

  Projected benefit obligation               $(12,015)  $(11,867)
Plan assets at fair value                      14,978     14,024
                                             --------   --------
Excess of plan assets over projected
  benefit obligation                            2,963      2,157
Unrecognized prior service credit                (130)      (149)
Unrecognized market value over book
  value of assets                              (1,649)      (582)
Unrecognized gain                              (1,179)    (1,376)
                                             --------   --------
Accrued pension credit                       $      5   $     50
                                             ========   ========

The projected benefit obligation was determined using an assumed discount rate of 7.50%, an assumed long-term rate of compensation increase of 6.00%, and an expected long-term rate of return on plan assets of 7.50% for 1995 and 1994.

In addition to the pension plan, the Bank has a defined profit sharing plan which provides for annual contributions based on net operating income. Substantially all employees of the Bank are eligible. Profit sharing expense was $1,618,000, $1,996,000, and $2,109,000 for 1995, 1994, and 1993,
respectively.

The Bank also provides certain health care and life insurance benefits for retired employees. Current eligible employees must satisfy certain service and age requirements in order to be covered for post-retirement benefits other than pensions. Currently, the Plan is not required to fund a separate trusteed account. The assumed health care cost trend is 12% per annum.

Postretirement costs for 1995 and 1994 are based on data from the January 1, 1995 and 1994 evaluation data. They include the following components (in thousands):

                                                                       December 31,
                                                                 -------------------------
                                                                   1995      1994    1993
                                                                 --------  --------  -----

Service cost                                                     $   218   $   219   $ 206
Interest cost                                                        606       570     549
Amortization of net loss                                             -0-         6      48
                                                                 -------   -------   -----
Net periodic postretirement benefit cost                         $   824   $   795   $ 803
                                                                 =======   =======   =====


The unfunded status of the postretirement plan is as follows:

                                                                    December 31,
                                                                 -----------------
                                                                   1995      1994
                                                                 -------   -------
Fair value of assets                                             $   -0-   $   -0-
Accumulated Postretirement Benefit
 Obligation:
  A) Retirees                                                     (3,931)   (3,405)
  B) Other fully eligible plan
   participants                                                     (617)     (431)
  C) Other active plan participants                               (5,139)   (3,421)
                                                                 -------   -------

Unfunded status                                                   (9,687)   (7,257)
                                                                 -------   -------

Unrecognized loss                                                  1,886       120

Unrecognized transition obligation                                   -0-       -0-
                                                                 -------   -------

Accrued postretirement benefit cost                              $(7,801)  $(7,137)
                                                                 =======   =======

Effect of a 1% increase in the medical inflation rate:
Increase in the aggregate of the service and
  interest cost components of net periodic
  postretirement benefit cost                                    $    63   $    61
Increase in the accumulated postretirement
  benefit obligation                                                 680       490
                                                                 -------   -------
  Total                                                          $   743   $   551
                                                                 =======   =======

The present value of the accumulated benefit obligation assumed a discount rate of 7.00% in 1995 and 8.50% in 1994. The rate of increase used in future compensation levels was 6.00% for both 1995 and 1994.

14. Leases

Future minimum rental payments under noncancellable leasehold commitments as of December 31, 1995, are not material in relation to the consolidated financial statements.

15.  Income Taxes

Effective January 1, 1993, the Bancorporation adopted FASB No. 109, "Accounting for Income Taxes". The cumulative effect of this accounting change reduced net income by $579,000. As permitted, prior year financial statements have not been restated. However, certain deferred tax information for 1994 has been adjusted from amounts previously presented to conform with tax returns filed for these periods.

The current and deferred amounts of income tax expense (benefit) at December 31, 1995, 1994, and 1993, were as follows (in thousands):


                             1995      1994      1993
                            -------  --------  --------

Current:
  Federal                   $10,139  $11,132   $12,739
  State                         743    1,424     1,958
  Foreign                       217        -         -

Deferred:
  Federal                     5,312      (94)   (1,072)
  State                         323      (70)     (145)
                            -------  -------   -------

Total income tax expense    $16,734  $12,392   $13,480
                            =======  =======   =======


The Bancorporation has established a deferred tax liability of $5,634,000 as a result of the net unrealized gains on securities designated as available-for-sale under the provisions of FASB No. 115, "Accounting for Certain Investments in Debt and Equity Securities". See Notes 1 and 3.

The significant components of the Corporations deferred tax assets and liabilities at December 31, 1995, and 1994, were as follows (in thousands):



                                          1995     1994
                                        --------  ------
Deferred tax liabilities:
  Accretion on bond discounts, net      $ 1,023   $  401
  Net unrealized gain on securities
    available-for-sale                    5,634    3,703
  Gain on exchange of securities
     available-for-sale                   4,957        -
                                        -------   ------
      Total deferred tax liabilities     11,614    4,104
                                        -------   ------

                                          1995     1994
                                        --------  ------
Deferred tax assets:
  Excess book bad debt                    3,359    3,382
  Postretirement benefits                 3,428    3,108
  New Jersey Corporate business tax         941    1,281
  Book over tax depreciation                588      496
  Book over tax core deposit premium
    amortization                            540      696
  Other                                      93      207
                                        -------   ------
      Total deferred tax assets           8,949    9,170
                                        -------   ------

Net deferred tax asset (liability)      $(2,665)  $5,066
                                        =======   ======


As required by FASB 109, the Bancorporation has determined that it is not required to establish a valuation reserve for the deferred tax asset account since it is "more likely than not" that the deferred tax asset will be realized through a carryback to taxable income in prior years, future reversals of existing taxable temporary differences, future taxable income and tax planning strategies. The conclusion that it is "more likely than not" that the deferred tax asset will be realized is based on the history of earnings and the prospects for continued growth including an analysis of potential uncertainties that may affect future operating results. Management believes that future taxable income will be sufficient to realize the benefits of temporary deductible differences that cannot be realized through carryback to prior years or through the reversal of future temporary taxable differences. Management will continue to review the tax criteria related to the recognition of deferred tax assets.

The significant components of the 1995 and 1994 deferred expense (benefit) were as follows (in thousands):

                                               1995       1994      1993
                                              ------     ------   --------
Deferred income tax expense (benefit)         $5,635     $(164)   $(1,217)
                                              ======     ======   ========

A reconciliation between the amount of reported total income tax expense and the amount computed by multiplying the applicable statutory federal income tax rate to income before taxes is as follows (in thousands):



                                   1995     1994    1993
                                 -------  -------  -------
Tax expense at statutory rate      35.0 %   35.0 %   35.0 %
Tax-exempt interest                (0.7)    (1.0)    (1.5)
State income taxes,
  net of federal income
  tax benefit                       1.4      2.4      3.1
Other - net                        (1.5)    (0.7)    (0.8)
                                  -----    -----    -----
Total                              34.2 %   35.7 %   35.8 %
                                  =====    =====    =====

Income tax expense (benefit) applicable to securities gains (losses) for the years ended December 31, 1995, 1994, and 1993, was $5,020,000, zero, and $(63,000), respectively.

16.  Commitments and Contingent Liabilities

The Bancorporation may, from time to time, be a defendant in legal proceedings relating to the conduct of its business. In the normal course of business there also are outstanding various contingent liabilities, such as commitments to extend credit (including standby letters of credit in the amount of $7,128,000 at December 31, 1995, and $7,327,000 at December 31, 1994) which are not reflected in the accompanying consolidated financial statements. In the judgement of management, the consolidated financial position of the Bancorporation and its subsidiaries will not be affected materially by the final outcome of any present legal proceedings or other contingent liability.

The Bancorporation is party to financial obligations with off-balance sheet risk incurred in the normal course of business. These instruments are commitments to extend credit in the form of loans totalling $164,922,000 at December 31, 1995, and $185,847,000 at December 31, 1994. The exposure of the Bancorporation to credit loss in the event of non-performance by the other party to these financial instruments is equal to the contractual amount. The Bancorporation uses the same credit policies in granting these commitments as it does for loans presently outstanding. Collateral is obtained when deemed appropriate. These commitments do not necessarily represent future obligations. A substantial portion of the commitments historically have remained unused, or if used, would be secured by mortgages on real estate.

17.  Parent Company Only Financial Statements

The condensed financial statements of the parent company only are presented below (in thousands):



                                                        December 31,
                                              -----------------------------
                                                 1995                1994
                                              ---------           ---------
Balance Sheets
Assets:
 Cash                                          $     76           $     91
 Securities available-for-sale                   39,695             25,938
 Investment in subsidiaries                     154,712            156,184
 Repurchase agreements                           18,950              4,075
 Other assets                                        24                 19
                                               --------           --------
    Total assets                               $213,457           $186,307
                                               ========           ========

Liabilities and Stockholders' Equity:
 Liabilities                                   $  8,828           $  4,724
 Stockholders' Equity                           226,862            203,185

   Less: treasury stock, at cost -
      381,438 shares in 1995 and
      376,270 shares in 1994                     22,233             21,602
                                               --------           --------

    Total stockholders' equity                  204,629            181,583
                                               --------           --------

    Total liabilities and
     stockholders' equity                      $213,457           $186,307
                                               ========           ========

                                                   Year ended December 31,
                                               --------------------------------
                                                  1995       1994       1993
                                               ---------   --------   ---------
Statements of Income
Income:
 Dividends from subsidiaries                   $  27,907   $  8,212   $  9,219
 Net security gains (losses)                      13,768        -0-       (172)
 Other dividend income                             1,721        589        605
 Interest income                                     635        105         41
                                               ---------   --------   --------
    Total income                                  44,031      8,906      9,693
                                               ---------   --------   --------

Expense:
 Interest expense                                    -0-        -0-          1
 Other expenses                                      409        395        184
                                               ---------   --------   --------
    Total expenses                                   409        395        185

Income before income tax (benefit) expense
 and equity in undistributed income of
 subsidiaries                                     43,622      8,511      9,508
 Income tax (benefit) expense                      5,650        (40)       (82)
                                               ---------   --------   --------

Income before equity in undistributed
 income of subsidiaries                           37,972      8,551      9,590
Equity in undistributed income of
 subsidiaries                                     (5,783)    15,241     14,024
                                               ---------   --------   --------

Net income                                     $  32,189   $ 23,792   $ 23,614
                                               =========   ========   ========



                                                    Year ended December 31,
                                               ---------------------------------
                                                 1995        1994        1993
                                               ----------  ---------   ---------
Statements of Cash Flow
Operating Activities:
Net income                                     $  32,189   $  23,792   $ 23,614
Adjustments to reconcile net income
 to net cash from operating activities
  Equity in undistributed income
   of subsidiaries                                 7,764     (15,241)  (14,024)
  Gain on exchanges of securities
   available-for-sale                            (13,596)          -          -
  (Gains) losses on sales of securities             (172)        -0-        172
  (Increase) decrease in other assets                 13       1,934       (254)
  Increase (decrease) in other liabilities         3,152         (14)       (12)
                                               ---------   ---------   --------
    Total adjustments                             (2,839)    (13,321)   (14,118)
                                               ---------   ---------   --------
Net cash from operating activities                29,350      10,471      9,496
                                               ---------   ---------   --------
Investing Activities:
 Purchases of securities
  available-for-sale                              (3,757)       (115)         -
 Proceeds from sales of investment
  securities                                         898         -0-        675
 Purchase of investment securities                   -0-         -0-       (131)
 Net (increase) decrease in short-term
  investments                                    (14,875)     (1,945)    (2,130)
                                               ---------   ---------   --------
Net cash from (applied to) investing
 activities                                      (17,734)     (2,060)    (1,586)
                                               ---------   ---------   --------
Financing Activities:
 Net increase (decrease) in short-term
  borrowings                                         -0-         -0-       (260)
 Payments to acquire treasury stock                 (631)       (881)    (2,741)
 Dividends paid                                  (11,383)     (8,537)    (5,358)
 Proceeds from exercise of stock options             383       1,000        516
                                               ---------   ---------   --------
Net cash applied to financing activities         (11,631)     (8,418)    (7,843)
                                               ---------   ---------   --------
Net increase (decrease) in cash and
 cash equivalents                                    (15)         (7)        67
                                               ---------   ---------   --------
Cash and cash equivalents at beginning
 of year                                              91          98         31
                                               ---------   ---------   --------
Cash and cash equivalents at end
  of year                                      $      76   $      91   $     98
                                               =========   =========   ========


18.  Quarterly Financial Data (unaudited)

The following is a summary of quarterly financial data of the Bancorporation and, in the opinion of management, reflects necessary adjustments for a fair presentation of such data (in thousands, except per share amounts):





                                                                            Three Months Ended
                                                           --------------------------------------------------
1995                                                       Dec. 31       Sept. 30      June 30      March 31
                                                           --------     ---------      -------     ---------
Total interest income                                       $25,139      $25,914      $25,832       $26,040
Total interest expense                                        9,715       10,299       10,144        10,055
                                                            -------      -------      -------       -------
Net interest income                                         $15,424      $15,615      $15,688       $15,985
                                                            =======      =======      =======       =======

Provision for loan losses                                   $   -0-      $   -0-      $  (500)      $   -0-
                                                            =======      =======      =======       =======

Security gains                                              $ 1,505      $   255      $     -       $12,008
                                                            =======      =======      =======       =======

Income before income taxes                                  $10,075      $ 9,335      $ 8,952       $20,561
Income taxes                                                  3,395        3,176        2,935         7,228
                                                            -------      -------      -------       -------
Net income                                                  $ 6,680      $ 6,159      $ 6,017       $13,333
                                                            =======      =======      =======       =======

Net income per share                                          $3.11        $2.87        $2.81         $6.21
                                                            =======      =======      =======       =======

Average number of shares
  outstanding                                                 2,149        2,146        2,143         2,147
                                                            =======      =======      =======       =======




                                                                            Three Months Ended
                                                           -----------------------------------------------
1994                                                       Dec. 31       Sept. 30      June 30   March 31
                                                           --------     ---------      -------   ---------
Total interest income                                       $25,644      $25,590       $25,058    $24,518
Total interest expense                                        9,179        9,074         8,434      7,893
                                                            -------      -------       -------    -------
Net interest income                                         $16,465      $16,516       $16,624    $16,625
                                                            =======      =======       =======    =======

Provision for loan losses                                   $   -0-      $  (200)      $  (325)   $  (300)
                                                            =======      =======       =======    =======

Income before income taxes                                  $ 8,690      $ 8,746       $ 9,563    $ 9,185
Income taxes                                                  2,617        2,765         3,563      3,447
                                                            -------      -------       -------    -------
Net income                                                  $ 6,073      $ 5,981       $ 6,000    $ 5,738
                                                            =======      =======       =======    =======

Net income per share                                          $2.82        $2.80         $2.81      $2.69
                                                            =======      =======       =======    =======

Average number of shares
 outstanding                                                  2,148        2,138         2,136      2,134
                                                            =======      =======       =======    =======


19.  Fair Value of Financial Instruments

A financial instrument is defined as cash, evidence of an ownership interest, or participation in certain contracts. This definition would include virtually all assets, liabilities, and off-balance sheet instruments. Fair value is defined as the amount at which an instrument could be exchanged in a current arms length transaction between willing parties other than in a forced or liquidation sale and given sufficient exposure to the marketplace.

The fair value estimates presented are determined based upon relevant information as well as knowledge about the financial instrument at a particular time. The Bancorporation utilizes quoted market prices when available. Since only a limited market exists for a portion of the Bancorporations financial instruments, fair value estimates are based on the discounted cash flow method. This technique takes account current economic conditions, risk characteristics, and other factors which warrant consideration. These estimates are subjective in nature, involve uncertainties, and matters of significant judgement; and therefore; cannot be determined with exact accuracy. Changes in assumptions could significantly affect the estimates presented. Additionally, the fair value estimates disclosed are based upon existing on and off-balance sheet financial instruments without attempting to estimate the value of any anticipated future business and only consider assets and liabilities that are financial instruments.

The methods and assumptions used to estimate the fair value of significant financial instruments were as follows. Book value is considered to approximate fair value for cash and due from banks, money market investments, federal funds sold, and deposit liabilities with no defined maturity. Quoted market prices are generally used to ascertain fair values of investment securities and securities available-for-sale.

The fair value of loans is calculated by discounting estimated future cash flows at applicable rates. For time deposit liabilities and securities sold under repurchase agreements, fair value was estimated by discounting future cash flows using currently offered market rates for obligations of similar remaining maturities.

The fair value of both commitments to extend credit and standby letters of credit are estimated using fees currently charged to enter into similar agreements. The value of these amounts, which are considered immaterial, are deemed to approximate fair value and are included in the value of the related financial instrument. If funded, the fair value of these commitments is equal to the commitment amount. The estimated fair value of financial instruments and their related carrying values at December 31, 1995 and 1994 were as follows (in thousands):



                                                      Estimated    Carrying
1995                                                  Fair Value     Value
- -----                                                 ----------  ----------
Financial assets:
 Cash and due from banks                              $   67,498  $   67,498
 Money market investments                                  3,619       3,619
 Securities available-for-sale                           304,415     304,415
 Investment securities                                   706,422     696,395
 Federal funds sold                                      134,000     134,000
 Net loans                                               380,053     375,815

Financial liabilities:
 Deposits                                             $1,312,676  $1,311,590
 Securities sold under
  repurchase agreements                                   72,860      72,199
 Other borrowed funds                                      8,990       8,990

1994
- -----
Financial assets:
 Cash and due from banks                              $   93,221  $   93,221
 Money market investments                                  2,555       2,555
 Securities available-for-sale                           100,070     100,070
 Investment securities                                   931,639     965,239
 Federal funds sold                                      115,000     115,000
 Net loans                                               359,761     363,284

Financial liabilities:
 Deposits                                             $1,353,491  $1,354,738
 Securities sold under
  repurchase agreements                                  110,457     110,141
 Other borrowed funds                                     12,341      12,341

20.  Pending Acquisition

On May 24, 1995 United Counties Bancorporation announced that it signed a definitive merger agreement with Meridian Bancorp, Inc., Reading, Pennsylvania, pursuant to which United Counties Bancorporation will be acquired in a tax-free, stock-for-stock Merger. Pursuant to the Merger, each of the outstanding shares of United Counties Bancorporation common stock will be exchanged for five (5) shares of Meridian common stock. United Counties Bancorporation will be merged into Meridian and United Counties Bancorporation's wholly-owned subsidiary, United Counties Trust Company will be merged into Meridian's wholly-owned subsidiary, Meridian Bank, New Jersey. The acquisition became effective on February 23, 1996.

On October 10, 1995, Meridian Bancorp, Inc. announced the signing of a definitive merger agreement with CoreStates Financial Corp (CoreStates)of Philadelphia, Pennsylvania. Under the terms of this agreement, each share of Meridian common stock will be exchanged for 1.225 shares of CoreStates common stock and is dependent upon necessary bank regulatory and shareholder approvals and other customary terms and conditions.

At the effective date of the Merger between Meridian Bancorp, Inc. and United Counties Bancorporation a non-recurring charge of approximately $16.0 million, $14.5 million after the related tax effects, will be incurred. These expenses relate directly to the Merger and include $10.3 million of human resources-related costs, including employment contracts and severance; $1.5 million of operations and data processing integration-related expenses; and $4.2 million of other expenses, including investment banker fees and legal expenses. Deferred taxes receivable, at statutory rates, totalling $1.5 million are reflected in other assets.

                         Independent Auditors' Report
                         ----------------------------


The Board of Directors and Stockholders
United Counties Bancorporation:

We have audited the accompanying consolidated balance sheets of United Counties Bancorporation and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of income, changes in stockholders' equity, and cash flow for each of the years in the three-year period ended December 31, 1995. These consolidated financial statements are the responsibility of the Bancorporation's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of United Counties Bancorporation and subsidiaries at December 31, 1995 and 1994, and the results of their operations and their cash flow for each of the years in the three-year period ended December 31, 1995 in conformity with generally accepted accounting principles.

As discussed in notes 1, 3, and 15 to the consolidated financial statements, the Bancorporation adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," in 1994, and Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," in 1993.

                                       KPMG PEAT MARWICK LLP

Short Hills, New Jersey
January 16, 1996, except for note 20,
  which is as of February 23, 1996